The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-155761
Subject to Completion, dated November 14, 2011

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 13, 2009)

           Shares

Winthrop Realty Trust

     % Series D Cumulative Redeemable Preferred Shares of Beneficial Interest
(Liquidation Preference $25.00 per Share)

We are offering           shares of our     % Series D Cumulative Redeemable Preferred Shares, $1.00 par value per share, which we refer to in this prospectus supplement as the Series D Preferred Shares. We will pay cumulative dividends on the Series D Preferred Shares from the date of original issue at a rate of     % per annum on the $25.00 liquidation preference per share (equivalent to an annual rate of $      per share). Dividends on the Series D Preferred Shares will be payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on December 30, 2011. The Series D Preferred Shares will rank senior to our common shares of beneficial interest, par value $1.00 per share, which we refer to in this prospectus supplement as common shares, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up.

The underwriters have agreed to allocate for sale in the offering, at the same price as will be initially offered by the underwriters to others, 60,000 Series D Preferred Shares to The Ashner Family Evergreen Foundation and 40,000 Series D Preferred Shares to Michael Ashner. Mr. Ashner is the chairman of our board of trustees and our chief executive officer, and is a director of The Ashner Family Evergreen Foundation. The Ashner Family Evergreen Foundation and Mr. Ashner have agreed to acquire such Series D Preferred Shares.

Generally, we are not permitted to redeem the Series D Preferred Shares prior to          , 2016, except in limited circumstances relating to our ability to qualify as a real estate investment trust, or REIT. On or after           , 2016, we may, at our option, redeem the Series D Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends on such Series D Preferred Shares up to but excluding the redemption date. In addition, upon the occurrence of a change of control, as a result of which neither our common shares, nor the common securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such securities) is listed on the New York Stock Exchange, or NYSE, the NYSE Amex Equities, or the NYSE Amex, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series D Preferred Shares, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If we exercise any of our redemption rights relating to the Series D Preferred Shares, the holders of Series D Preferred Shares will not have the conversion right described below. The Series D Preferred Shares have no stated maturity date and are not subject to mandatory redemption or any sinking fund. Holders of the Series D Preferred Shares will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

Upon the occurrence of a change of control, as a result of which neither our common shares nor the common securities of the acquiring or surviving entity (or ADRs representing such securities) is listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of the Series D Preferred Shares held by it into a number of common shares per share of Series D Preferred Shares to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Shares dividend payment and prior to the corresponding Series D Preferred Shares dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined herein); and

•	, (i.e. the Share Cap), subject to certain adjustments;

      subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

We are organized and conduct our operations in a manner that will allow us to qualify as a REIT. To assist us in complying with certain federal income tax requirements applicable to REITs, our bylaws and the certificate of designations for the Series D Preferred Shares contain certain restrictions relating to the ownership and transfer of shares of beneficial interest in our company, which we refer to as capital shares in this prospectus supplement, including a general ownership limit of 9.8% of the outstanding Series D Preferred Shares.

No market currently exists for our Series D Preferred Shares. We intend to apply to list our Series D Preferred Shares on the New York Stock Exchange, or NYSE, under the symbol “FUR Pr D.”

Investing in the Series D Preferred Shares involves risks that are described in the “Risk Factors” section beginning on page S-11 of this prospectus supplement and page 1 of the accompanying base prospectus.

	Per Share	Total

Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us(1)	$	$

(1)	Plus accrued dividends, if any, from the original date of issue.

We have granted the underwriters an option to purchase up to an additional          Series D Preferred Shares within 30 days from the date of this prospectus supplement to cover over-allotments, if any.

Neither the United States Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Series D Preferred Shares through The Depository Trust Company on or about November  , 2011, which is the fifth business day following the pricing of this offering.

Barclays Capital	Stifel Nicolaus Weisel

Prospectus Supplement dated          , 2011.

Prospectus Supplement

Prospectus

S-i

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us. We have not authorized anyone to provide you with additional or different information. The information contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, regardless of the time of delivery of this prospectus supplement or any exercise of the rights.

The distribution of this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us and the offering of the Series D Preferred Shares in certain jurisdictions may be restricted by law. If you possess this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us, you should find out about and observe these restrictions. This prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us are not an offer to sell the Series D Preferred Shares and are not soliciting an offer to buy the Series D Preferred Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to “we,” “us,” or “Company” refer to Winthrop Realty Trust and its subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information. To the extent there is an inconsistency between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus, on the other hand, you should rely on the information in this prospectus supplement. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information” below in this prospectus supplement. The information incorporated by reference is considered part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission, which we refer to as the SEC, allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is commonly referred to as the Exchange Act:

•	Annual Report on Form 10-K for the year ended December 31, 2010;

•	Quarterly Report on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011;

•	Current Reports on Form 8-K filed on November 4, 2011 (solely with respect to Item 8.01), November 2, 2011, August 5, 2011 (solely with respect to Item 8.01), May 11, 2011, May 6, 2011 (solely with respect to Item 8.01), April 6, 2011, March 31, 2011 (solely with respect to Item 8.01) and March 4, 2011 (solely with respect to Items 1.01, 2.03, and 8.01); and

•	Our Definitive Proxy Statement on Schedule 14A dated March 31, 2011.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Beverly Bergman
Director of Investor Relations
Winthrop Realty Trust
7 Bulfinch Place, Suite 500
Boston, MA 02114
(617) 570-4614

You should rely only on the information or representations provided in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any supplement hereto or thereto is accurate as of any date other than the date on the front of those documents.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, which requires us to file reports and other information with the SEC. You can inspect and copy reports, proxy statements and other information filed by us at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can obtain copies of this material by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, Room 1580, at prescribed rates. You can also obtain such reports, proxy statements and other information from the web site that the SEC maintains at http://www.sec.gov.

Reports, proxy statements and other information concerning us may also be obtained electronically at our website, http://www.winthropreit.com, and through a variety of databases, including, among others, the SEC’s Electronic Data Gathering and Retrieval (EDGAR) program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis. None of the information on those websites that is not otherwise expressly set forth in or incorporated by reference in this prospectus supplement is a part of this prospectus supplement.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Any statements included in this prospectus supplement or the accompanying base prospectus, including any statements in the documents that are incorporated by reference herein or therein that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained or incorporated by reference herein should not be relied upon as predictions of future events. Certain forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans, intentions or anticipated or projected events, results or conditions. Such forward-looking statements are dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. Such forward-looking statements include statements with respect to:

•	the declaration or payment of distributions by us;

•	the ownership, management and operation of properties;

•	potential acquisitions or dispositions of our properties, assets or other businesses;

•	our policies regarding investments, acquisitions, dispositions, financings and other matters;

•	our qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, which we refer to as the Code;

•	the real estate industry and real estate markets in general;

•	the availability of debt and equity financing;

•	interest rates;

•	general economic conditions;

•	supply of real estate investment opportunities and demand;

•	trends affecting us or our assets;

•	the effect of acquisitions or dispositions on capitalization and financial flexibility;

S-iv

•	the anticipated performance of our assets and of acquired properties and businesses, including, without limitation, statements regarding anticipated revenues, cash flows, funds from operations, earnings before interest, depreciation and amortization, property net operating income, operating or profit margins and sensitivity to economic downturns or anticipated growth or improvements in any of the foregoing; and

•	our ability, and that of our or assets and acquired properties and businesses to grow.

You are cautioned that, while forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance and they involve known and unknown risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The information contained or incorporated by reference in this prospectus supplement, including, without limitation, the information set forth in Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2010, which we refer to as the 2010 10-K, that are incorporated by reference in this prospectus supplement, identifies important factors that could cause such differences. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may reflect any future events or circumstances, except as required by applicable law, rules or regulations.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement. The following summary information is qualified in its entirety by the information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information that you should consider prior to making your investment decision. You should read the following summary in conjunction with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying base prospectus before making an investment decision. Unless the context otherwise requires, references to “we,” “us,” “our” or the “Company” refer to Winthrop Realty Trust and its subsidiaries.

Our Company

We are a real estate investment trust, commonly referred to as a REIT, formed under the laws of the State of Ohio. Our operations are managed by FUR Advisors LLC. Our common shares are traded on the NYSE under the symbol “FUR.” We conduct our business through WRT Realty L.P., a Delaware limited partnership which we refer to as the operating partnership. We are the sole general partner of, and own all of the limited partnership interests in, the operating partnership. Our operating partnership structure, commonly referred to as an umbrella partnership real estate investment trust, provides us with additional flexibility when acquiring properties for cash and/or by issuing to sellers, as a form of consideration, limited partnership interests in our operating partnership thereby enabling us to structure transactions which may defer tax gains for a seller while preserving our available cash for other purposes.

We are engaged in the business of owning and managing real property and real estate related assets. Our business objective is to maximize long-term shareholder value through a total return value approach to real estate investing. As a result of our emphasis on total return, while we seek to achieve a stable, predictable dividend for our shareholders, we do not select or manage our investments for short-term dividend growth, but rather towards achieving overall superior total return. Our approach focuses on opportunistic investments and provides us with both the ability to capitalize on evolving market conditions and the flexibility to pursue diverse opportunities. We believe this approach will ultimately result in long term increased share value.

We operate in three strategic business segments: (i) the ownership of investment properties, including properties in joint ventures, which we refer to as operating properties; (ii) the origination and acquisition of senior loans, mezzanine loans and debt securities secured directly or indirectly by commercial and multi-family real property, which we refer to as loan assets; and (iii) the ownership of equity and debt securities in other REITs, which we refer to as REIT securities.

As a diversified REIT, we seek to focus our investing in those segments we believe will generate the greatest overall return to us given market conditions at the time. Based on market conditions, during 2011 we have focused our investment activity in our loan asset segment. We seek to enter into ventures with third parties who have a presence, experience and expertise in specific geographic areas and/or specific asset types. Further, with respect to ventures that we manage, we seek to enhance our total return with asset management and other fees, and promoted economic interests and appreciation. We currently expect to concentrate our investment activities in assets that we believe are higher quality office, retail and multi-family properties, along with high-end hospitality assets as we expect these asset types will be the first to recover. We generally do not pursue those investments in which there is a significant component of raw land, development risk, specialty real estate or condominiums, unless the condominium project can be converted to a conventional multi-family property.

Our Company Information

Our executive offices are located at 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114-9507 and Two Jericho Plaza, Jericho, New York 11753. Our telephone numbers are (617) 570-4614 and (516) 822-0022 and our website is located at http:/www.winthropreit.com. None of the information on our website that is not otherwise expressly set forth in or incorporated by reference in this prospectus supplement is a part of this prospectus supplement.

Recent Developments

Financing Activities

On October 18, 2011, we obtained a $21,000,000 mortgage loan which is secured by the 550/650 Corporetum, 701 Arboretum and Newbury Apartments properties. The loan bears interest at LIBOR plus 2.5%, matures October 2014, subject to two, one-year extension terms, and requires payments of interest only through the initial term and payments of principal and interest based on a 25 year amortization schedule during the extended terms. In connection with the financing, we purchased an interest rate cap which caps Libor at 1.0% through October 18, 2014. The proceeds from the loan, together with approximately $3,160,000 of reserves, were used to satisfy the existing $23,875,000 loan encumbering Newbury Apartments which bore interest at 5.83%.

Acquisitions

Southern California Office Portfolio Note—On November 4, 2011, a joint venture in which we own an approximately 73% interest acquired for a purchase price of $96.7 million a $117.9 million C note in the $796.7 million first mortgage encumbering a 4.5 million square foot, 31 property portfolio of office properties situated throughout southern California. The C Note, which is the controlling holder of the mortgage loan, bears interest at a rate per annum of LIBOR plus 310 basis points, requires payments of interest only and matures on August 9, 2012. We contributed approximately $71.0 million to the venture and own an approximately 73% interest in the joint venture. Pursuant to the terms of the joint venture agreement, we are permitted to reduce our investment in the C Note by transferring up to 49% of our equity interest in the joint venture to a third party.

Loan Asset Repayments

Moffett Towers—On October 25, 2011, we received payment of $23,034,000 plus accrued interest in full satisfaction of our B-Note collateralized by Moffett Towers. This B-Note was originally purchased by us in October 2010 for a purchase price of $21,558,000 and additional advances of $1,476,000 were made under the terms of the note.

Sofitel Hotel—On October 31, 2011, the borrower fully satisfied the mezzanine loan collateralized by the ownership interests in the entity that owns the Sofitel Hotel in Manhattan, New York. We received payment of $7,937,000 in full satisfaction of our 50% interest in the mezzanine loan which we originally acquired on June 3, 2011 for $5,760,000.

Loan Originations

Hotel Wales—In October 2011, we originated a $20,000,000 first mortgage loan collateralized by the Hotel Wales located in Manhattan, New York which bears interest at LIBOR plus 4%, with a 3% LIBOR floor (i.e. a minimum 7% rate on the loan), and matures in October 2013, with a one-year extension right. Subsequent to originating the loan, we sold a $14,000,000 senior participation which bears interest at LIBOR plus 1.25% with a 3% LIBOR floor, with our retaining a $6,000,000 junior participation which provides for interest payments equal to the interest payable on the loan less the amount payable on the senior participation.

127 West 25th Street—On October 25, 2011, we committed to make a $9,000,000 subordinate mortgage loan collateralized by the commercial property located at 127 West 25th Street, Manhattan, New York. The loan will be subject to the satisfaction by the borrower of certain conditions on or prior to January 24, 2012. If funded, the loan will mature on October 1, 2014, bear interest at a rate equal to the greater of 14% per annum or LIBOR plus 10%, and require payment of interest only. In connection with the entering into of the loan agreement, we received an origination fee of $90,000 and a commitment fee of $105,000 per month that the commitment is outstanding prior to funding. The loan will be subordinate to a $32,680,000 first mortgage loan. The property is net leased to the Bowery Residents’ Committee, Inc., a New York not-for-profit corporation, which obtains funding from the City of New York.

Share Repurchases

Series B-1 Preferred Shares and Series C Preferred Shares—In November 2011, we entered into agreements to repurchase all our outstanding Series B-1 Preferred Shares and Series C Preferred Shares for an aggregate purchase price of $25,000,000 plus accrued dividends from November 1, 2011 to the date of repurchase. Pursuant to the terms of the Series B-1 Preferred Shares and Series C Preferred Shares, we were otherwise required to repurchase the Series B-1 Preferred Shares and Series C Preferred Shares on February 28, 2012. The repurchase of the Series B-1 Preferred Shares and the Series C Preferred Shares will close prior to the consummation of this offering (such repurchase to be funded out of available cash or draw downs under our revolving credit facility). See “Use of Proceeds” in this prospectus supplement.

Acquisition Pipeline

We have a network of long-standing relationships with real estate professionals, individual and institutional real estate owners and national and regional lenders. We believe our network of relationships provides us access to an ongoing pipeline of attractive acquisition opportunities. We are currently in discussions regarding a number of acquisition opportunities that have come to our attention through our network of relationships.

As of November 10, 2011, in addition to our commitment to lend $9,000,000 on the 127 West 25th Street property in New York, New York, we were tracking and evaluating acquisition opportunities that include eight loan asset opportunities with respect to loans with a face amount of approximately $275,000,000 and two direct property acquisitions for an aggregate purchase price, before financing, of $75,000,000. Although we are continuing to engage in discussions and preliminary negotiations with sellers and have commenced the process of conducting diligence on some of these assets or have submitted non-binding indications of interest, we have not agreed upon terms relating to, or entered into binding commitments with respect to, any of these potential acquisition opportunities. As such, there can be no assurance that we will complete any of the potential acquisitions we are currently evaluating.

THE OFFERING

The offering terms are summarized below solely for your convenience. For a more complete description of the terms of the Series D Preferred Shares, see “Description of Series D Preferred Shares” in this prospectus supplement.”

Issuer	Winthrop Realty Trust

Securities Offered	shares of % Series D Cumulative Redeemable Preferred Shares (plus up to an additional Series D Preferred Shares that we may issue and sell upon the exercise of the underwriters’ overallotment option). We reserve the right to reopen this series and issue additional Series D Preferred Shares either through public or private sales at any time and from time to time.

Ranking	The Series D Preferred Shares will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up:

• senior to all classes or series of our common shares, and to any other class or series of our capital shares expressly designated as ranking junior to the Series D Preferred Shares;

• on parity with any class or series of our capital shares expressly designated as ranking on parity with the Series D Preferred Shares, none of which exists on the date hereof; and

•     junior to any other class or series of our capital shares expressly designated as ranking senior to the Series D Preferred Shares. The only currently existing senior series are 852,000 Series B-1 Cumulative Convertible Redeemable Preferred Shares (which we refer to as the Series B-1 Preferred Shares) and 144,000 Series C Cumulative Convertible Redeemable Preferred Shares (which we refer to as the Series C Preferred Shares), all of which will be repurchased prior to the consummation of this offering with available cash or draw downs under our revolving credit facility.

The term “capital shares” does not include convertible or exchangeable debt securities, none of which are outstanding as of the date hereof, which, prior to conversion or exchange, will rank senior in right of payment to the Series D Preferred Shares. The Series D Preferred Shares will also rank junior in right of payment to our other existing and future debt obligations.

Dividends	Holders of the Series D Preferred Shares will be entitled to receive cumulative cash dividends on the Series D Preferred Shares when, as and if authorized by our board of trustees from and including the date of original issue, payable quarterly in arrears on or about the last day of March, June, September and December of each year, beginning on December 30, 2011, at the rate of % per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $ per share). The first dividend payable on the Series D Preferred Shares is scheduled to be paid on and will be a pro rata dividend from and including the original issue date to and including December 30, 2011 in the amount of $ per share. Dividends on the Series D Preferred Shares will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized or declared.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series D Preferred Shares will have the right to receive $25.00 per share of the Series D Preferred Shares, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, before any payment is made to holders of our common shares and any other class or series of capital shares ranking junior to the Series D Preferred Shares as to liquidation rights. We may only issue equity securities ranking senior to the Series D Preferred Shares with respect to dividend rights and rights upon our liquidation, dissolution and winding-up if we obtain the affirmative vote of the holders of at least two-thirds of the outstanding Series D Preferred Shares together with each other class or series of preferred shares ranking on parity with the Series D Preferred Shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. The rights of holders of the Series D Preferred Shares to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital shares ranking on parity with the Series D Preferred Shares as to liquidation, and junior to the rights of any class or series of our capital shares expressly designated as ranking senior to the Series D Preferred Shares.

Optional Redemption	We may not redeem the Series D Preferred Shares prior to , 2016, except in limited circumstances relating to our ability to qualify as a REIT, as described in “Description of Series D Preferred Shares—Optional Redemption” in this prospectus supplement and pursuant to the Special Optional Redemption provision below. On and after , 2016, the Series D Preferred Shares will be redeemable at our option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. Any partial redemption will be on a pro rata basis.

Special Optional Redemption	Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series D Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series D Preferred Shares (whether our optional redemption right or our special optional redemption right), the holders of Series D Preferred Shares will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series D Preferred Shares, the following have occurred and are continuing:

•     the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our capital shares entitling that person to exercise more than 50% of the total voting power of all of our capital shares entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•     following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of the Series D Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per share of Series D Preferred Shares to be converted equal to the lesser of:

•     the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Shares dividend payment and prior to the corresponding Series D Preferred Shares dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price; and

• (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series D Preferred Shares will not have any right to convert the Series D Preferred Shares in connection with the Change of Control Conversion Right and any Series D Preferred Shares selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Share Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of Series D Preferred Shares—Conversion Rights.”

Except as provided above in connection with a Change of Control, the Series D Preferred Shares are not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption	The Series D Preferred Shares have no stated maturity date and are not subject to mandatory redemption or any sinking fund. We are not required to set aside funds to redeem the Series D Preferred Shares. Accordingly, the Series D Preferred Shares will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under circumstances where the holders of the Series D Preferred Shares have a conversion right, such holders decide to convert the Series D Preferred Shares into our common shares.

Limited Voting Rights	Holders of the Series D Preferred Shares will generally have no voting rights. However, if we are in arrears on dividends on the Series D Preferred Shares for six or more quarterly periods, whether or not consecutive, holders of the Series D Preferred Shares (voting together as a class with the holders of all other classes or series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the request of at least 10% of such holders or at our next annual meeting and each subsequent annual meeting of shareholders for the election of two additional trustees to serve on our board of trustees until all unpaid dividends with respect to the Series D Preferred Shares and any other class or series of parity preferred shares have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, we may not make certain material and adverse changes to the terms of the Series D Preferred Shares without the affirmative vote of the holders of at least two-thirds of the outstanding Series D

Preferred Shares together with the holders of all other shares of any class or series of preferred shares ranking on parity with the Series D Preferred Shares with respect to the payment of dividends and distribution of assets upon our liquidation that are entitled to similar voting rights (voting together as a single class). Holders of Series D Preferred Shares, voting together as a single class with the holders of all other classes and series of preferred shares ranking on parity with Series D Preferred Shares with respect to the payment of dividends and the distribution of assets upon our liquidation that are entitled to similar voting rights (voting together as a single class), also will have the exclusive right to vote on any amendment to our declaration of trust on which holders of our Series D Preferred Shares are otherwise entitled to vote (as described above regarding material and adverse changes to the terms of the Series D Preferred Shares) and that would alter only the contract rights, as expressly set forth in our declaration of trust, of the Series D Preferred Shares and such other class(es) and series of such parity shares.

Listing	We intend to file an application to list our Series D Preferred Shares on the New York Stock Exchange (“NYSE”) under the symbol “FUR Pr D.” We expect trading of the Series D Preferred Shares on the NYSE, if listing is approved, to commence within 30 days after the date of initial delivery of the shares. The underwriters have advised us that they intend to make a market in the Series D Preferred Shares prior to commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series D Preferred Shares.

Restrictions on Ownership and Transfer	To help us to qualify as a REIT, our bylaws, subject to certain exceptions, contain, and the Series D Preferred Shares certificate of designations will contain, restrictions on the number of our common shares, Series D Preferred Shares and our capital shares that a person may own. Our bylaws provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value) of our outstanding capital shares. In addition, the Series D Preferred Shares certificate of designations will provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding Series D Preferred Shares.

Information Rights	During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series D Preferred Shares are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series D Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K,

Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to filed such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series D Preferred Shares.

Use of Proceeds	We estimate that the net proceeds we will receive from the sale of shares of our Series D Preferred Shares in this offering will be approximately $ million (or approximately $ million if the underwriters’ overallotment option is exercised in full), after deducting underwriting discounts and commissions of $ million and estimated offering expenses of approximately $ payable by us. We will contribute the net proceeds we receive from this offering to our operating partnership in exchange for % Series D Cumulative Redeemable Preferred Units of partnership interest in our operating partnership (“Series D Preferred Units”) that will have rights as to distributions and upon liquidation, dissolution or winding up that are substantially similar to those of the Series D Preferred Shares.

We will use the net proceeds to fund future acquisitions, pay down borrowings under our credit facility, repurchase our common shares and/or for general working capital purposes, including funding capital expenditures, tenant improvements and leasing commissions. See “Use of Proceeds” in this prospectus supplement.

Repurchase of Existing Preferred Shares	We currently have outstanding 852,000 Series B-1 Preferred Shares and 144,000 Series C Preferred Shares. In November 2011, we entered into agreements with each of the holders of the Series B-1 Preferred Shares and the Series C Preferred Shares to repurchase all of such shares prior to the consummation of this offering for an aggregate purchase price of $25,000,000 plus accrued dividends from November 1, 2011 to the date of repurchase (such repurchase to be funded out of available cash or draw downs under our revolving credit facility). The agreements pursuant to which we will repurchase the Series B-1 Preferred Shares and Series C Preferred Shares provide for the holders of such shares to deliver such shares against payment for such shares and contain ownership representations and acknowledgements from the sellers that the issuer of such shares is also the purchaser of such shares and therefore may be in possession of or have access to information not known to the sellers.

Transfer Agent and Registrar	The transfer agent and registrar for our Series D Preferred Shares is Computershare Trust Company, N.A.

Settlement	Delivery of the Series D Preferred Shares will be made against payment therefor on or about , 2011.

Risk Factors	An investment in the Series D Preferred Shares involves various risks, and before making a decision to invest in the Series D Preferred Shares, prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, page 1 of the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

RISK FACTORS

Investing in our Series D Preferred Shares involves risks that could affect us and our business as well as the real estate industry generally. Before purchasing our Series D Preferred Shares, you should carefully consider the “Risk Factors” discussed below in this prospectus supplement and in our 2010 10-K. Those Risk Factors update and replace certain of the Risk Factors identified in the accompanying base prospectus under the caption “Risk Factors.” Each of the risks described could result in a decrease in the value of our Series D Preferred Shares and your investment therein. Much of the business information as well as the financial and operational data contained in our risk factors is updated in our periodic reports, certain of which are also incorporated by reference into this prospectus supplement. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

Risks Related to this Offering

The Series D Preferred Shares are a new issuance and do not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares.

The Series D Preferred Shares are a new issue of securities with no established trading market. Because the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to file an application to list the Series D Preferred Shares on the NYSE. If the NYSE approves our application, however, an active trading market on the NYSE for the shares may not develop or, even if it develops, may not last, in which case the trading price of the shares could be adversely affected and your ability to transfer your Series D Preferred Shares will be limited.

We have been advised by the underwriters that they intend to make a market in the Series D Preferred Shares prior to the commencement of trading on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

Market interest rates and other factors may affect the value of the Series D Preferred Shares.

One of the factors that will influence the price of the Series D Preferred Shares will be the dividend yield on the Series D Preferred Shares relative to market interest rates. An increase in market interest rates could cause the market price of the Series D Preferred Shares to go down. The trading price of the Series D Preferred Shares will also depend on many other factors, which may change from time to time, including:

•	the market for similar securities;

•	the attractiveness of REIT securities in comparison to the securities of other companies, taking into account, among other things, the higher tax rates imposed on dividends paid by REITs;

•	government action or regulation;

•	general economic conditions or conditions in the financial or real estate markets; and

•	our financial condition, performance and prospects.

Our revolving credit facility limits our ability to pay dividends to the holders of the Series D Preferred Shares.

Our revolving credit facility, whether drawn or undrawn, prohibits us from paying dividends to our shareholders, including the Series D Preferred Shares, in an aggregate amount in excess of 100% of Adjusted Earnings (as defined in our revolving credit facility), calculated on a trailing twelve-month basis, except as necessary to enable us to maintain our qualification as a REIT under all applicable laws, rules and regulations or to avoid the payment of income or excise tax. Consequently, if we do not generate sufficient Adjusted Earnings (as defined in our revolving credit facility) during the prior twelve month period preceding any dividend payment date for the Series D Preferred Shares, we will not be able to pay all or a portion of the dividends payable to the holders of the Series D Preferred Shares on that payment date without causing a default under our revolving credit facility. In the event of a default under our revolving credit facility, we would be unable to borrow under such facility and any amounts we have borrowed thereunder could become immediately due and payable. The agreements governing our future debt instruments may also include restrictions on our ability to pay dividends to holders or make redemptions of the Series D Preferred Shares.

The Series D Preferred Shares are subordinated to existing and future debt and your interests could be diluted by the issuance of additional preferred shares, including additional Series D Preferred Shares, and by other transactions.

Payment of accrued dividends on the Series D Preferred Shares will be subordinated to all of our existing and future debt and will be structurally subordinated to the obligations of our subsidiaries. In addition, we may issue additional Series D Preferred Shares or shares of another class or series of preferred shares ranking on parity with (or, upon the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series D Preferred Shares together with each other class or series of preferred shares ranking on parity with the Series D Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred, senior to) the Series D Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. Other than the conversion right afforded to holders of Series D Preferred Shares upon the occurrence of a Change of Control as described under “Description of Series D Preferred Shares—Conversion Rights” and other than the limited voting rights as described under “Description of Series D Preferred Shares—Limited Voting Rights” below, none of the provisions relating to the Series D Preferred Shares relate to or limit our indebtedness or afford the holders of the Series D Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series D Preferred Shares. These factors may affect the trading price of the Series D Preferred Shares.

As a holder of Series D Preferred Shares you have extremely limited voting rights.

Your voting rights as a holder of Series D Preferred Shares will be limited. Our common shares are currently the only class of our capital shares carrying full voting rights. Voting rights for holders of Series D Preferred Shares exist primarily with respect to material and adverse changes in the terms of the Series D Preferred Shares, the creation of additional classes or series of preferred shares that are senior to the Series D Preferred Shares and our failure to pay dividends on the Series D Preferred Shares.

The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the occurrence of a Change of Control, holders of the Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of their Series D Preferred Shares into our common shares (or equivalent value of alternative consideration). See “Description of Series D Preferred Shares—Conversion Rights.” Upon such a conversion, the holders will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series D Preferred Shares converted. If the Common Share Price is less than $     (which is approximately     % of the per-share closing sale price of our common shares reported on the NYSE

on November   , 2011), subject to adjustment, the holders will receive a maximum of           common shares per share of Series D Preferred Shares, which may result in a holder receiving a value that is less than the liquidation preference of the Series D Preferred Shares. In addition, the change of control conversion feature of the Series D Preferred Shares may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that otherwise could provide the holders of our common shares and Series D Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

If our common shares are delisted, your ability to transfer or sell your Series D Preferred Shares may be limited and the market value of the Series D Preferred Shares will be materially adversely affected.

Other than in connection with certain change of control transactions, the Series D Preferred Shares do not contain provisions that protect you if our common shares are delisted. Since the Series D Preferred Shares have no stated maturity date, you may be forced to hold your Series D Preferred Shares and receive stated dividends on the shares when, as and if authorized by our board of trustees and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common shares are delisted, it is likely that the Series D Preferred Shares will be delisted as well. Accordingly, if our common shares are delisted, your ability to transfer or sell your Series D Preferred Shares may be limited and the market value of the Series D Preferred Shares will be materially adversely affected.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $      million (or approximately $      million if the underwriters’ over-allotment option is exercised in full) after deducting the underwriting discounts and commissions and our estimated expenses of approximately $      .

We intend to contribute the net proceeds of this offering to our operating partnership, which will use the net proceeds received from us to fund future acquisitions, pay down borrowings under our credit facility, repurchase our common shares, and/or for general working capital purposes, including funding capital expenditures, tenant improvements and leasing commissions.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

Our ratios of earnings to fixed charges and earnings to fixed charges and preferred share dividends for the periods indicated are as follows:

	Nine Months Ended	Year Ended December 31,
	September 30, 2011	2010	2009	2008	2007	2006

Ratio of earnings to fixed charges	3.08	2.73	2.51	1.59	0.99	2.44
Ratio of earnings to fixed charges and preferred share dividends	3.04	2.68	2.49	1.59	0.99	2.44

Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Our ratios of earnings to fixed charges and preferred dividends are computed by dividing earnings by the sum of fixed charges and preferred dividends. For this purpose, “earnings” consist of income from continuing operations before noncontrolling interests and fixed charges. “Fixed charges” consist of interest expense dividends paid on our Series B-1 Shares classified as interest expense, capitalized interest and amortization of deferred financing fees, whether expensed or capitalized, and interest within rental expense. “Preferred share dividends” consist of the amount of pre-tax earnings required to pay dividends on our Series C Preferred Shares.

CAPITALIZATION

The following table shows our capitalization as of September 30, 2011 on (i) an actual basis and (ii) as adjusted to reflect net proceeds from the sale by us of the Series D Preferred Shares in this offering (assuming no exercise of the underwriters’ overallotment option), after deducting the underwriters’ fees and our estimated offering expenses. This table should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” in this prospectus supplement.

	As of September 30, 2011
	Actual	As Adjusted(1)
	(In thousands)

Debt:
Mortgage loans payable	$185,622	$185,622
Series B-1 Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference; 852,000 shares authorized and outstanding at September 30, 2011 and December 31, 2010	21,300	—
Secured financing	15,150	15,150
Revolving line of credit	—	—

Total Debt	222,072	200,772
Non Controlling Redeemable Preferred Interest:
Series C Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference, 144,000 shares authorized and outstanding at September 30, 2011 and December 31, 2010	3,221	—

Total Non Controlling Redeemable Preferred Interest	3,221	—
Equity:
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $1 par, $25 per share liquidation preference, unlimited authorized; shares authorized and outstanding at
September 30, 2011 and December 31, 2010	—
Common Shares, $1 par, unlimited shares authorized; 32,958,778 and 27,030,186 issued and outstanding at September 30, 2011 and December 31, 2010, respectively	32,959	32,959
Additional paid-in capital	627,107
Accumulated other comprehensive income	—	—
Accumulated distributions in excess of net income	(295,290)	(295,290)

Total Winthrop Realty Trust Shareholders’ Equity	364,776	364,776

Non-controlling interests	14,900	14,900

Total Equity	379,676

Total Capitalization	$586,848	$565,548

(1)	Based upon estimated net proceeds of $ from the sale of Series D Preferred Shares in this offering (without giving effect to any exercise of the underwriters’ over-allotment option), after deducting underwriting discounts and commission and our estimated expenses.

DESCRIPTION OF SERIES D PREFERRED SHARES

The following summary of the material terms and provisions of the Series D Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the certificate of designations setting forth the terms of the Series D Preferred Shares, our declaration of trust and our bylaws, as amended, each of which is available from us, and applicable laws. This description of the particular terms of the Series D Preferred Shares supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred shares set forth in the accompanying base prospectus.

General

Our board of trustees classified           shares of the company’s authorized but unissued preferred shares of beneficial interest, which we refer to as preferred shares, and approved a certificate of designations setting forth the terms of, a series of our preferred shares, designated as the     % Series D Cumulative Redeemable Preferred Shares. When issued in accordance with this prospectus supplement and the accompanying base prospectus, the Series D Preferred Shares will be validly issued, fully paid and nonassessable. Our board of trustees may authorize the issuance and sale of additional Series D Preferred Shares from time to time.

In connection with this offering, we, in accordance with the terms of the partnership agreement of our operating partnership, will contribute or otherwise transfer the net proceeds of the sale of the Series D Preferred Shares to our operating partnership, and our operating partnership will issue to us     % Series D Cumulative Redeemable Preferred Units, or Series D Preferred Units. Our operating partnership will be required to make all required distributions on the Series D Preferred Units after any distribution of cash or assets to the holders of preferred units ranking senior to the Series D Preferred Units as to distributions and liquidations that we may issue and prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of our operating partnership, except for any other series of preferred units ranking on a parity with the Series D Preferred Units as to distributions and liquidation; provided however, that our operating partnership may make such distributions as are necessary to enable us to maintain our qualification as a REIT.

Other Outstanding Preferred Shares

We currently have outstanding 852,000 Series B-1 Preferred Shares and 144,000 Series C Preferred Shares. The Series B-1 Preferred Shares have a liquidation value of $25 per share, pay cumulative dividends at a minimum rate of 6.5% and are convertible into Common Shares at a conversion price of $22.50, subject to anti-dilution adjustments. We may convert all of the Series B-1 Preferred Shares if the closing price for the Common Shares for any 20 consecutive trading days within the 25-day period commencing on the date of mailing of the conversion notice exceeds 125% of the then conversion price. The Series B-1 Preferred Shares have a mandatory repurchase feature requiring us to repurchase any remaining Series B-1 Preferred Shares outstanding on February 12, 2012. The Series B-1 Preferred Shares do not permit the issuance of any Preferred Shares that are senior to, or in parity with, the Series B-1 Preferred Shares without the prior consent of holders of a 66 2/3% majority of Series B-1 Preferred Shares.

The Series C Preferred Shares have a liquidation preference, senior to the Common Shares but subordinate to the Series B-1 Preferred Shares, of $25 per share, pay cumulative dividends at a minimum rate of 6.5% and are convertible into Common Shares at a conversion price of $14.00, subject to anti-dilution adjustments. We may convert all of the Series C Preferred Shares if the closing price for the Common Shares for any 20 consecutive trading days within the 25-day period commencing on the date of mailing of the conversion notice exceeds 125% of the then conversion price. The Series C Preferred Shares have a mandatory repurchase feature requiring us to repurchase any remaining Series C Preferred Shares outstanding on February 12, 2012. The Series C Preferred Shares

do not permit the issuance of any Preferred Shares that are senior to, or in parity with, the Series C Preferred Shares without the prior consent of holders of a 66 2/3% majority of Series C Preferred Shares or, in the case of parity shares, without providing the holders of the Series C Preferred Shares with the opportunity to acquire a sufficient number of parity shares to enable such holders to retain their ownership interest in us on a fully-diluted basis.

We have entered into agreements with each of the holders of the Series B-1 Preferred Shares and the Series C Preferred Shares to repurchase all of such shares prior to the consummation of this offering for an aggregate purchase price of $25,000,000 plus accrued dividends from November 1, 2011 to the date of repurchase (such repurchase to be funded out of available cash or draw downs under our revolving credit facility). The agreements pursuant to which we will repurchase the Series B-1 Preferred Shares and Series C Preferred Shares provide for the holders of such shares to deliver such shares against payment for such shares and contain ownership representations and acknowledgements from the sellers that the issuer of such shares is also the purchaser of such shares and therefore may be in possession of or have access to information not known to the sellers. All of the outstanding Series B-1 Preferred Shares and Series C Preferred Shares will be repurchased by us prior to the consummation of this offering.

Listing

We intend to apply to list the Series D Preferred Shares on the NYSE under the symbol “FUR Pr D.” We will use commercially reasonable efforts to have the listing application for the Series D Preferred Shares approved. We expect trading of the Series D Preferred Shares on the NYSE, if listing is approved, to commence within 30 days after the date of initial delivery of the Series D Preferred Shares. See “Underwriting” in this prospectus supplement for a discussion of the expected trading of our Series D Preferred Shares on the NYSE.

Ranking

The Series D Preferred Shares will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of our common shares, and to any other class or series of our capital shares expressly designated as ranking junior to the Series D Preferred Shares;

•	on parity with any class or series of our capital shares expressly designated as ranking on parity with the Series D Preferred Shares, none of which exists on the date hereof; and

•	junior to any other class or series of our capital shares expressly designated as ranking senior to the Series D Preferred Shares, none of which will exist upon consummation of this offering.

The term “capital shares” does not include convertible or exchangeable debt securities, none of which is outstanding as of the date hereof, which, prior to conversion or exchange, will rank senior in right of payment to the Series D Preferred Shares. The Series D Preferred Shares will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital shares ranking senior to the Series D Preferred Shares with respect to dividend rights, holders of the Series D Preferred Shares are entitled to receive, when, as and if authorized by our board of trustees and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of     % per annum of the $25.00 liquidation preference per share of the Series D Preferred Shares (equivalent to the fixed annual amount of $      per share of the Series D Preferred Shares).

Dividends on the Series D Preferred Shares will accrue and be cumulative from and including the date of original issue and will be payable to holders quarterly in arrears on or about the last day of March, June, September and December of each year or, if such day is not a business day, on the next succeeding business day, except that, if such business day is in the next succeeding year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The term “business day” means each day, other than a Saturday or a Sunday, which is not a day on which banks in Boston, Massachusetts or New York, New York are required to close.

The amount of any dividend payable on the Series D Preferred Shares for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any Series D Preferred Shares shall be redeemed). Dividends will be payable to holders of record as they appear in our share records at the close of business on the applicable record date, which shall be the date designated by our board of trustees as the record date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the scheduled dividend payment date.

The first dividend on the Series D Preferred Shares is scheduled to be paid on December 30, 2011 and will be a pro rata dividend from and including the original issue date to and including December 31, 2011 in the amount of $      per share.

Dividends on the Series D Preferred Shares will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

Except as described in the next two paragraphs, unless full cumulative dividends on the Series D Preferred Shares for all past dividend periods shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:

•	declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any common shares or shares of any other class or series of our capital shares ranking, as to dividends, on parity with or junior to the Series D Preferred Shares, for any period; or

•	redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common shares or shares of any other class or series of our capital shares ranking, as to dividends and upon liquidation, on parity with or junior to the Series D Preferred Shares.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in capital shares ranking junior to the Series D Preferred Shares;

•	the conversion into or exchange for other shares of any class or series of capital shares ranking junior to the Series D Preferred Shares;

•	our purchase of Series D Preferred Shares, preferred shares ranking on parity with the Series D Preferred Shares as to payment of dividends and upon liquidation or capital shares or equity securities ranking junior to the Series D Preferred Shares pursuant to our declaration of trust to the extent necessary to preserve our status as a REIT as discussed under “— Restrictions on Ownership and Transfer;” and

•	our purchase of preferred shares ranking on parity with the Series D Preferred Shares as to payment of dividends and upon liquidation pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Shares.

When we do not pay dividends in full (and do not set apart a sum sufficient to pay them in full) on the Series D Preferred Shares and the shares of any other class or series of capital shares ranking, as to dividends, on parity with the Series D Preferred Shares, we will declare any dividends upon the Series D Preferred Shares and each such other class or series of capital shares ranking, as to dividends, on parity with the Series D Preferred Shares pro rata, so that the amount of dividends declared per share of Series D Preferred Shares and such other class or series of capital shares will in all cases bear to each other the same ratio that accrued dividends per share on the Series D Preferred Shares and such other class or series of capital shares (which will not include any accrual in respect of unpaid dividends on such other class or series of capital shares for prior dividend periods if such other class or series of capital shares does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series D Preferred Shares which may be in arrears.

Holders of Series D Preferred Shares are not entitled to any dividend, whether payable in cash, property or shares of capital shares, in excess of full cumulative dividends on the Series D Preferred Shares as described above. Any dividend payment made on the Series D Preferred Shares will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series D Preferred Shares will accumulate as of the dividend payment date on which they first become payable.

We do not intend to declare dividends on the Series D Preferred Shares, or pay or set apart for payment dividends on the Series D Preferred Shares, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of trustees and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

Our revolving credit facility prohibits us from paying dividends to our shareholders, including the Series D Preferred Shares, in an aggregate amount in excess of 100% of Adjusted Earnings (as defined in our revolving credit facility), calculated on a trailing twelve-month basis, except as necessary to enable us to maintain our qualification as a REIT under all applicable laws, rules and regulations or to avoid the payment of income or excise tax. Consequently, if we do not generate sufficient Adjusted Earnings (as defined in our revolving credit facility) during the prior twelve month period preceding any dividend payment date for the Series D Preferred Shares, we will not be able to pay all or a portion of the dividends payable to the holders of the Series D Preferred Shares on that payment date without causing a default under our revolving credit facility. In the event of a default under our revolving credit facility, we would be unable to borrow under such facility and any amounts we have borrowed thereunder could become immediately due and payable. The agreements governing our future debt instruments may also include restrictions on our ability to pay dividends to holders or make redemptions of the Series D Preferred Shares. As of November 10, 2011, we had a $15,000,000 outstanding balance on our revolving credit facility.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of common shares or any other class or series of capital shares ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series D Preferred Shares, holders of Series D Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $25.00 per Series D Preferred Share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding Series D Preferred Shares and the corresponding amounts payable on all shares of each other class or series of capital shares ranking, as to liquidation rights, on parity with the Series D Preferred Shares in the distribution of assets, then holders of Series D Preferred Shares and each such other class or series of capital shares ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series D Preferred Shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series D Preferred Shares will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of Series D Preferred Shares will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Optional Redemption

Except with respect to the special optional redemption described below and in certain limited circumstances relating to our ability to qualify as a REIT as described in “— Restrictions on Ownership and Transfer,” we cannot redeem the Series D Preferred Shares prior to          , 2016. On and after          , 2016, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series D Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.

If fewer than all of the outstanding Series D Preferred Shares are to be redeemed, we will select the Series D Preferred Shares to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot or by any other equitable method that we determine will not violate the 9.8% Series D Preferred Shares ownership limit. If such redemption is to be by lot and, as a result of such redemption, any holder of Series D Preferred Shares, other than a holder of Series D Preferred Shares that has received an exemption from the ownership limit, would have actual or constructive ownership of more than 9.8% of the issued and outstanding Series D Preferred Shares by value or number of shares, whichever is more restrictive, because such holder’s Series D Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Series D certificate of designations or our by-laws, we will redeem the requisite number of Series D Preferred Shares of such holder such that no holder will own in excess of the 9.8% Series D Preferred Shares ownership limit subsequent to such redemption. See “— Restrictions on Ownership and Transfer.” In order for holders to redeem their Series D Preferred Shares, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price and any accrued and unpaid dividends payable upon redemption following surrender of the shares as detailed below. If a notice of redemption has been given (in the case of a redemption of the Series D Preferred Shares other than to preserve our status as a REIT), if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any Series D Preferred Shares called for redemption and if irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such Series D Preferred Shares and such Series D Preferred Shares will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon redemption, without interest. So long as no dividends are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the Series D Preferred Shares, including the repurchase of Series D Preferred Shares in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of trustees.

Unless full cumulative dividends on all Series D Preferred Shares have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods that have ended no Series D Preferred Shares will be redeemed unless all outstanding Series D Preferred Shares are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any Series D Preferred Shares or any class or series of our capital shares ranking, as to dividends or upon liquidation, on parity with or junior to the Series D Preferred Shares (except by conversion into or exchange for our capital shares ranking junior to the Series D Preferred Shares as to dividends and upon liquidation); provided, however, that whether or not the requirements set forth above have been met, we may purchase Series D Preferred Shares, preferred shares ranking on parity with the Series D Preferred Shares as to payment of dividends and upon liquidation or capital shares or equity securities ranking junior to the Series D Preferred Shares pursuant to our declaration of trust or bylaws to the extent necessary to ensure that we continue to meet the requirements for qualification as a REIT for federal income tax purposes, and may purchase or acquire Series D Preferred Shares or preferred shares ranking on parity with the Series D Preferred Shares as to payment of dividends and upon liquidation pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series D Preferred Shares. See “— Restrictions on Ownership and Transfer” below.

Notice of redemption will be mailed, postage pre-paid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Shares to be redeemed at their respective addresses as they appear on our share transfer records as maintained by the transfer agent named in “— Transfer Agent and Registrar.” No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series D Preferred Shares may be listed or admitted to trading, each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of Series D Preferred Shares to be redeemed;

•	the place or places where the certificates, if any, representing Series D Preferred Shares are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated Series D Preferred Shares for payment of the redemption price;

•	that dividends on the Series D Preferred Shares to be redeemed will cease to accumulate on such redemption date; and

•	that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series D Preferred Shares.

If fewer than all of the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Series D Preferred Shares held by such holder to be redeemed.

We are not required to provide such notice in the event we redeem Series D Preferred Shares in order to maintain our status as a REIT.

Any such redemption may be made conditional on such factors as may be determined by our board of trustees and as set forth in the notice of redemption.

If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of the Series D Preferred Shares at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date and each holder of Series D Preferred Shares that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period, up to but excluding the redemption date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Shares for which a notice of redemption has been given.

All Series D Preferred Shares that we redeem or repurchase will be retired.

Subject to applicable law and the limitation on purchases when dividends on the Series D Preferred Shares are in arrears, we may, at any time and from time to time, purchase Series D Preferred Shares in the open market, by tender or by private agreement.

Future debt instruments may prohibit us from redeeming or otherwise repurchasing any capital shares, including the Series D Preferred Shares, except in limited circumstances.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series D Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series D Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series D Preferred Shares will not have the conversion right described below under “— Conversion Rights.”

We will mail to you, if you are a record holder of the Series D Preferred Shares, a notice of redemption no fewer than 30 days not more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of Series D Preferred Shares to be redeemed;

•	the place or places where the certificates, if any, representing Series D Preferred Shares are to be surrendered for payment of the redemption price;

•	procedures for surrendering noncertificated Series D Preferred Shares for payment of the redemption price;

•	that dividends on the Series D Preferred Shares to be redeemed will cease to accumulate on such redemption date;

•	that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series D Preferred Shares;

•	that the Series D Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

•	that the holders of the Series D Preferred Shares to which the notice relates will not be able to tender such Series D Preferred Shares for conversion in connection with the Change of Control and each Series D Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we redeem fewer than all of the outstanding Series D Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series D Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series D Preferred Shares to be redeemed as described above in “— Optional Redemption.”

If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series D Preferred Shares called for redemption, then from and after the redemption date, the Series D Preferred Shares to be redeemed will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of such Series D Preferred Shares will terminate. The holders of such Series D Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date, without interest.

The holders of Series D Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series D Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series D Preferred Shares between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Shares to be redeemed.

A “Change of Control” is when, after the original issuance of the Series D Preferred Shares, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital shares entitling that person to exercise more than 50% of the total voting power of all of our capital shares entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Shares as described under “— Optional Redemption” or “— Special Optional Redemption,” to convert some or all of the Series D Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date

into a number of common shares per share of Series D Preferred Shares (the “Common Share Conversion Consideration”), which is equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Shares dividend payment and prior to the corresponding Series D Preferred Shares dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (such quotient, the “Conversion Rate”); and

•	(i.e., the Share Cap).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series D Preferred Shares will receive upon conversion of such Series D Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common shares that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common shares that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional common shares upon the conversion of the Series D Preferred Shares. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series D Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series D Preferred Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series D Preferred Shares, holders will not be able to convert Series D Preferred Shares designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series D Preferred Shares;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series D Preferred Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series D Preferred Shares.

To exercise the Change of Control Conversion Right, the holders of Series D Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing Series D Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series D Preferred Shares to be converted; and

•	that the Series D Preferred Shares is to be converted pursuant to the applicable provisions of the Series D Preferred Shares.

The “Change of Control Conversion Date” is the date the Series D Preferred Shares is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series D Preferred Shares.

The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common shares are not then listed for trading on a U.S. securities exchange.

Holders of Series D Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn Series D Preferred Shares;

•	if certificated Series D Preferred Shares has been issued, the certificate numbers of the withdrawn Series D Preferred Shares; and

•	the number of Series D Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series D Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company (“DTC”).

Series D Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series D Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series D Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series D Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date, in accordance with our optional redemption right or special optional redemption right. See “—Optional Redemption” and “—Special Optional Redemption” above.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series D Preferred Shares into our common shares. Notwithstanding any other provision of the Series D Preferred Shares, no holder of Series D Preferred Shares will be entitled to convert such Series D Preferred Shares into our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our bylaws, including the certificate of designations setting forth the terms of the Series D Preferred Shares, unless we provide an exemption from this limitation for such holder. See “—Restrictions on Ownership and Transfer” below.

The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors—The Change of Control conversion feature may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company.”

Except as provided above in connection with a Change of Control, the Series D Preferred Shares are not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption

The Series D Preferred Shares have no stated maturity date and we are not required to redeem the Series D Preferred Shares at any time. Accordingly, the Series D Preferred Shares will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series D Preferred Shares have a conversion right, such holders convert the Series D Preferred Shares into our common shares. The Series D Preferred Shares are not subject to any sinking fund.

Limited Voting Rights

Holders of the Series D Preferred Shares generally do not have any voting rights, except as set forth below.

If dividends on the Series D Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive, which we refer to as a preferred dividend default, holders of the Series D Preferred Shares (voting together as a class with the holders of all other classes or series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees to serve on our board of trustees, which we refer to as preferred share trustees, until all unpaid dividends for past dividend periods with respect to the Series D Preferred Shares and any other class or series of preferred shares upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of trustees serving on our board of trustees will be increased by two. The preferred share trustees will be elected by a plurality of the votes cast in the election for a one-year term and each preferred share trustee will serve until his successor is duly elected and qualified or until the trustee’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•	a special meeting called upon the written request of holders of at least 10% of the outstanding Series D Preferred Shares together with any other class or series of preferred shares upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of shareholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of shareholders, at our annual or special meeting of shareholders; and

•	each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on the Series D Preferred Shares and on any other class or series of preferred shares upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods.

If and when all accumulated dividends on the Series D Preferred Shares and all other classes or series of preferred shares upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of Series D Preferred Shares shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred share trustees so elected will terminate and the entire board of trustees will be reduced accordingly.

Any preferred share trustee elected by holders of Series D Preferred Shares and other holders of preferred shares upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series D Preferred Shares and other parity preferred shares entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a preferred dividend default continues, any vacancy in the office of a preferred share trustee may be filled by written consent of the preferred share trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series D Preferred Shares when they have the voting rights described above (voting as a single class with all other classes or series of preferred shares upon which like voting rights have been conferred and are exercisable). The preferred share trustees shall each be entitled to one vote on any matter.

In addition, so long as any Series D Preferred Shares remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding Series D Preferred Shares together with each other class or series of preferred shares ranking on parity with Series D Preferred Shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

•	authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital shares ranking senior to such Series D Preferred Shares with respect to payment of dividends, or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital shares into any capital shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our declaration of trust or certificate of designations relating to the Series D Preferred Shares, whether by merger, consolidation, transfer or conveyance of substantially all of the company’s assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Shares, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series D Preferred Shares remain outstanding with the terms of the Series D Preferred Shares materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series D Preferred Shares, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of the Series D Preferred Shares receive the greater of the full trading price of the Series D Preferred Shares on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above.

So long as any Series D Preferred Shares remain outstanding, the holders of Series D Preferred Shares, voting together as a single class with the holders of all other classes and series of preferred shares ranking on parity with Series D Preferred Shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and with which holders of Series D Preferred Shares are entitled to vote together as a single class, also will have the exclusive right to vote on any amendment to our charter on which holders of our Series D Preferred Shares are otherwise entitled to vote (as described above regarding material and adverse changes to the terms of the Series D Preferred Shares) and that would alter only the contract rights, as expressly set forth in our declaration of trust, of the Series D Preferred Shares and such other class(es) and series of such parity shares, and the holders of any other class(es) or series of our capital shares will not be entitled to vote on such an amendment.

Holders of Series D Preferred Shares will not be entitled to vote with respect to any increase in the total number of our authorized common shares or preferred shares, any increase in the number of authorized Series D Preferred Shares or the creation or issuance of any other class or series of capital shares, or any increase in the number of authorized shares of any other class or series of capital shares, in each case ranking on parity with or junior to the Series D Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Holders of Series D Preferred Shares will not have any voting rights with respect to, and the consent of the holders of Series D Preferred Shares is not required for, the taking of any trust action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series D Preferred Shares, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding Series D Preferred Shares.

In any matter in which Series D Preferred Shares may vote (as expressly provided in the certificate of designations setting forth the terms of the Series D Preferred Shares), each Series D Preferred Share shall be entitled to one vote per $25.00 of liquidation preference. As a result, each Series D Preferred Share will be entitled to one vote.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

To help us to qualify as a REIT, our bylaws, subject to certain exceptions, contains, and the Series D Preferred Shares certificate of designations contains, restrictions on the number of our common shares, Series D Preferred Shares and our capital shares that a person may own. Our bylaws provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value) of our outstanding capital shares. In addition, the Series D Preferred Shares certificate of designations will provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding Series D Preferred Shares. The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. See “Restrictions on Ownership and Transfer” in the accompanying base prospectus.

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Series D Preferred Shares are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series D Preferred Shares as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to filed such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of the Series D Preferred Shares.

Transfer Agent

The transfer agent and registrar for the Series D Preferred Shares is Computershare Trust Company, N.A.

Book-Entry Procedures

The Series D Preferred Shares will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series D Preferred Shares. Owners of beneficial interests in the Series D Preferred Shares represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series D Preferred Shares, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series D Preferred Shares under the global securities or the certificate of designations for the Series D Preferred

Shares. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Series D Preferred Shares, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

•	we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of our Series D Preferred Shares and our common shares by persons who hold the shares as capital assets (within the meaning of section 1221 of the Code). It does not purport to address the federal income tax consequences applicable to all categories of holders, including holders subject to special treatment under federal income tax laws, such as insurance companies, regulated investment companies, tax-exempt organizations (except as discussed under “Taxation of Holders of Series D Preferred Shares or Common Shares—Tax-Exempt Shareholders”), holders that are classified as partnerships for U.S. federal income tax purposes, or dealers in securities. Except as discussed under “Taxation of Holders of Series D Preferred Shares or Common Shares—Non-U.S. Shareholders” this summary does not address persons who are not U.S. Shareholders (as defined herein).

This summary is based on current provisions of the Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities. All these authorities are subject to change, and any change may be effective retroactively. This summary is not tax advice, and is not intended as a substitute for careful tax planning. WE RECOMMEND THAT OUR INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

General

In the opinion of Katten Muchin Rosenman LLP, which we refer to as Katten Muchin, commencing with our taxable year ended December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation, as described in this prospectus and as represented by us, will enable us to continue to meet the requirements for qualification and taxation as a REIT. Katten Muchin’s opinion is not binding on the Internal Revenue Service, which we refer to as the IRS, or the courts. It is based on various assumptions relating to our organization and operation, including that we have operated and will continue to operate in the manner described in our organizational documents and this prospectus, and representations made by us concerning certain factual matters related to our organization and manner of operation. Our qualification and taxation as a REIT depends upon our ability to meet on a continuous basis, through actual annual operating results, (i) income and asset composition tests, (ii) specified distribution levels, (iii) diversity of beneficial ownership, and (iv) various other qualification tests (discussed below) imposed by the Code. Katten Muchin has not reviewed and will not monitor our ongoing compliance with these tests, and expresses no opinion concerning whether we actually have satisfied or will satisfy these tests on a continuous basis. No assurance can be given that we actually have satisfied or will satisfy such tests on a continuous basis. Our failure to qualify as a REIT in prior years could adversely affect Katten Muchin’s opinion and our eligibility for REIT status for our taxable year ended December 31, 2004 and subsequent years. (See “—Failure to Qualify,” below.)

The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions are technical and complex.

In general, if we qualify as a REIT, we will not be subject to federal corporate income taxes on the net income that we distribute currently to our shareholders. This treatment substantially eliminates the “double taxation” (taxation at both the corporation and shareholder levels) that generally results from an investment in stock of a “C” corporation (that is, a corporation generally subject to the full corporate-level tax). We will, however, still be subject to federal income and excise tax in certain circumstances, including the following:

•	we will be taxed at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains;

•	we may be subject to the “alternative minimum tax” on our undistributed items of tax preference;

•	if we have (i) net income from the sale or other disposition of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, then we will be subject to tax on that income at the highest corporate rate. In general, “foreclosure property” is any property we acquire by foreclosure (or otherwise) on default of a lease of such property or a loan secured by such property which we properly elect to treat as foreclosure property;

•	if we have net income from prohibited transactions, such income will be subject to a 100% tax. In general, “prohibited transactions” are sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business;

•	if we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), then we will be subject to tax at the highest regular corporate tax rate to the extent that such income is allocable to specified types of shareholders known as “disqualified organizations” (generally, tax-exempt entities, such as government pension plans, that are not subject to unrelated business income tax). See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•	if we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below), but preserve our qualification as a REIT by satisfying certain other requirements, then we will be subject to a 100% tax on the product of (a) the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability;

•	if we fail to distribute for each calendar year at least the sum of (i) 85% of our REIT ordinary income, (ii) 95% of our REIT capital gain net income, and (iii) any undistributed taxable income from prior years, then we will be subject to a non-deductible 4% excise tax on the excess of the required distributions over our actual distributions;

•	if we acquire any asset from a “C” corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and if we recognize gain on the disposition of such asset during the applicable “recognition period” (generally, 10 years) beginning on the date we acquire the asset, then the asset’s “built-in” gain (the excess of the asset’s fair market value at the time we acquired it over the asset’s adjusted basis at that time) will be subject to tax at the highest regular corporate rate;

•	we may elect to retain and pay income tax on some or all of our long-term capital gain, as described below;

•	if it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined below) on the basis of arm’s length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, then we will be subject to a tax equal to 100% of those amounts; and

•	we may be required to pay monetary penalties if we fail to satisfy certain requirements for REIT qualification, as the price for maintaining our REIT status.

Requirements for Qualification

In order to qualify as a REIT, we must have met and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets, and distributions of income to shareholders.

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

•	the beneficial ownership of which is held by 100 or more persons;

•	no more than 50% in value of the outstanding shares of which are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

•	that meets certain other tests, described below, regarding the composition of its income and assets; and

•	whose taxable year is the calendar year.

The first four requirements must be satisfied during the entire taxable year, and the fifth must be satisfied during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months). We will be treated as satisfying the sixth requirement for any taxable year for which we comply with the regulatory requirements to request information from our shareholders regarding their actual ownership of our shares and we do not know, or exercising reasonable due diligence would not have known, that we failed to satisfy such condition.

We intend to comply with Treasury regulations requiring us to ascertain the actual ownership of our outstanding shares. (Failure to do so will subject us to a fine.) In addition, certain restrictions on the transfer of our shares, imposed by our Declaration of Trust, are meant to help us continue to satisfy the fifth and sixth requirements for qualification described above.

Finally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

Income Tests.  To remain qualified as a REIT, we must satisfy two gross income tests in each taxable year. First, at least 75% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources, such as rents from real property (as defined below), dividends and gain from the sale or disposition of shares in other REITs, interest on obligations secured by real property, and earnings from certain temporary investments. Second, at least 95% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents received by a REIT (which may include charges for services customarily furnished or rendered in connection with real property and rent attributable to personal property leased in connection with real property) will generally qualify as “rents from real property,” subject to certain restrictions, including:

•	the amount of rent must not be based, in whole or in part, on the income or profits of any person (with an exception for rents based on fixed percentages of the tenant’s gross receipts or sales);

•	except for certain qualified lodging and healthcare facilities leased to a taxable REIT subsidiary (described below), the REIT (or a direct or indirect owner of 10% or more of the REIT) may not own (directly or constructively) 10% or more of the tenant (a “Related Party Tenant”);

•	the amount of rent attributable to personal property leased in connection with a lease of real property may not exceed 15% of the total rent received under the lease; and

•	the REIT generally may not operate or manage the property or furnish or render services to the tenants except through (i) a taxable REIT subsidiary (described below) or (2) an “independent contractor” that satisfies certain stock ownership restrictions, that is adequately compensated and from whom the REIT derives no income. We are not required to use a taxable REIT subsidiary or independent contractor to the extent that any service we provide is “usually or customarily rendered” in connection with the rental of space for occupancy only and is not considered “rendered to the tenants.”

If, for any taxable year, we fail to satisfy the 75% gross income test, the 95% gross income test, or both, we may nevertheless preserve our REIT status if we satisfy certain relief provisions under the Code. In general, relief will be available if (i) our failure to meet one or both of the gross income tests is due to reasonable cause rather than willful neglect and (ii) we attach a schedule to our federal corporate income tax return indicating the nature and amount of our non-qualifying income. However, it is impossible to state whether in all circumstances we would be entitled to the benefit of the relief provisions. As discussed above under “— General ,” even if we qualify for relief, a tax would be imposed with respect to the amount by which we fail the 75% gross income test or the 95% gross income test.

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities could include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from certain transactions that are clearly and timely identified as hedging transactions as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% income tests if certain requirements are met. To the extent that we do not properly identify transactions as hedges or we hedge with ineligible types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.

Asset Tests.  To maintain our qualification as a REIT we must also satisfy, at the close of each quarter of each taxable year, the following tests relating to the nature of our assets:

•	at least 75% of the value of our total assets must be represented by real estate assets, including (a) interests in real property and interests in obligations secured (or deemed, for these purposes, to be secured) by real property, (b) our proportionate share (determined in accordance with our capital interest) of real estate assets held by the operating partnership and any other partnership in which we are a partner, (c) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (that is, at least five-years) public debt offering, (d) stock in other REITs and (e) cash, cash items and federal government securities;

•	no more than 25% (20% for taxable years ending on or before July 30, 2008) of the value of our total assets may be securities of one or more taxable REIT subsidiaries (described below); and

•	except for (a) securities in the 75% asset class, (b) securities in a taxable REIT subsidiary or qualified REIT subsidiary (defined below), and (c) certain partnership interests and debt obligations: (i) the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets; (ii) we may not own more than 10% of any one issuer’s outstanding voting securities; and (iii) unless certain exceptions apply, we may not own more than 10% of the total value of any one issuer’s outstanding securities. However, if

(i) the value of the assets causing us to violate the 5% or 10% tests does not exceed the lesser of (A) 1% of the value of our assets at the end of the quarter in which the violation occurs, or (B) $10,000,000, and (ii) we cure the violation by disposing of such assets within 6 months after the end of the quarter in which we identify the failure, then we will not lose our REIT status.

We currently hold assets (or provide services to tenants) through one or more taxable REIT subsidiaries. To treat a subsidiary as a taxable REIT subsidiary, we and the subsidiary must make a joint election by filing a Form 8875 with the IRS. A taxable REIT subsidiary pays tax at regular corporate rates on its earnings, but such earnings may include types of income that might jeopardize our REIT status if earned by us directly. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, the Code imposes on us a tax equal to 100% of certain items of income and expense that are not allocated between us and the taxable REIT subsidiary at arm’s length. The 100% tax is also imposed to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate.

We may also hold assets through one or more corporate subsidiaries that satisfy the requirements to be treated as “qualified REIT subsidiaries.” A qualified REIT subsidiary is disregarded for federal income tax purposes, which means, among other things, that for purposes of applying the gross income and assets tests, all assets, liabilities and items of income, deduction and credit of the subsidiary will be treated as ours. A subsidiary is a qualified REIT subsidiary if we own all the stock of the subsidiary (and no election is made to treat the subsidiary as a taxable REIT subsidiary). We may also hold assets through other entities that may be disregarded for federal income tax purposes, such as one or more limited liability companies in which we are the only member.

If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share (based on its share of partnership capital) of the assets of the partnership and will be deemed to earn its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Thus, our proportionate share (based on our share of partnership capital) of the assets, liabilities and items of income of any partnership in which we are a partner, including the operating partnership, will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. Actions taken by partnerships in which we own an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions (described above).

If we satisfy the asset tests at the close of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely because of changes in asset values. If our failure to satisfy the asset tests results, either in whole or in part, from an acquisition of securities or other property during a quarter, the failure can be cured by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. In some instances, however, we may be compelled to dispose of assets that we would prefer to retain.

If we were to fail to satisfy the asset tests at the end of any quarter and the relief provisions discussed earlier do not apply, then we will still maintain our REIT status provided (i) our failure to satisfy the relevant asset test was due to reasonable cause and was not due to willful neglect, (ii) we file a schedule with the IRS describing the assets causing the violation, (iii) we cure the violation by disposing of the assets within 6 months after the end of the quarter in which we identify the failure, and (iv) we pay a penalty tax of the greater of (A) $50,000 or (B) the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure.

Annual Distribution Requirements.  To qualify as a REIT, we must also distribute to our shareholders, dividends (other than capital gain dividends) in an amount at least equal to (i) the sum of (A) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our “net capital gain”) plus (B) 90% of our after-tax net income (if any) from foreclosure property, minus (ii) the sum of certain items of “excess non-cash income” (including, among other things, cancellation of indebtedness income and original issue discount). In general, the distributions must be paid during the taxable year to which they relate. We may also satisfy the distribution requirements with respect to a particular year provided we (1) declare a sufficient dividend before timely filing our tax return for that year and (2) pay the dividend within the 12-month period following the close of the year and on or before the date of the first regular dividend payment after such declaration.

To the extent we fail to distribute 100% of our net capital gain, or we distribute at least 90% but less than 100% of our “REIT taxable income” (as adjusted), we will be subject to tax at regular corporate rates on the undistributed amounts. Furthermore, if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such amounts over the amounts actually distributed.

As of December 31, 2010, we had net operating loss carryforwards that may be available to reduce the amounts that we are required to distribute in order to maintain our REIT status and avoid entity-level taxes. Our ability to utilize these carryforwards is subject to an annual limitation (pursuant to the provisions of Section 382 of the Code). Any adjustments made to the amount of our taxable income in prior years or a determination that we did not qualify as a REIT in one or more years in which we generated the losses being carried forward could reduce or otherwise affect the amount of our loss carryforwards or our ability to deduct them from our REIT taxable income.

Dividends declared by us in October, November or December of any calendar year and payable to shareholders of record on a specified date in such month, are generally treated as paid by us and as received by our shareholders on the last day of the calendar year (including for excise tax purposes), provided we actually pay the dividends no later than in January of the following calendar year.

It is possible that from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. The shortfall may, for example, be due to differences between the time we actually receive income or pay an expense, and the time we must include the income or may deduct the expense for purposes of calculating our REIT taxable income. As a further example, the shortfall may be due to an excess of non-deductible cash outlays such as principal payments on debt and capital expenditures, over non-cash deductions such as depreciation. In such instances, we may arrange for short-term or long-term borrowings so that we can pay the required dividends and meet the 90% distribution requirement.

We intend to make timely distributions sufficient to meet the annual distribution requirements. Pursuant to certain IRS guidance, we may pay up to 90% of any taxable dividend for taxable years ending on or before December 31, 2011, and in some cases declared as late as December 31, 2012, in our capital shares. As a result, our shareholders may be required to pay tax with respect to such dividends in excess of cash received. Also, if we fail to meet the distribution requirement for a taxable year, we may correct the situation by paying “deficiency dividends” to our shareholders in a later year. By paying the deficiency dividend, we may increase our dividends paid deduction for the earlier year, thereby reducing our REIT taxable income for the earlier year. However, if we pay a deficiency dividend, we will have to pay to the IRS interest based on the amount of any deduction taken for such dividend.

Failure to Qualify.  Beginning with our 2005 taxable year, if we would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above (other than an asset or income test violation for which one of the relief provisions described earlier is available), then our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for each violation.

If we fail to qualify for taxation as REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we do not qualify will not be deductible by us, nor will they be required to be made. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which our qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Accordingly, our failure to qualify as a REIT for a prior taxable year could adversely affect our qualification as a REIT for the current or subsequent taxable years, even if we otherwise satisfy the REIT requirements for the current or subsequent taxable years.

For any year in which we fail to qualify as a REIT, any distributions that we make generally will be taxable to our shareholders as ordinary income to the extent of our current or accumulated earnings and profits. Subject to certain limitations in the Code, corporate shareholders receiving such distributions may be eligible to claim the dividends received deduction, and such distributions made to non-corporate shareholders may qualify for preferential rates of taxation (if any) then in effect.

Taxable Mortgage Pools and Excess Inclusion Income.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. We have made and in the future expect to make investments or enter into financing and securitization arrangements that may give rise to our owning a direct or indirect interest in a TMP, with the consequences described below.

A TMP ordinarily is treated as a taxable corporation for U.S. federal income tax purposes. However, the portion of a REIT’s assets that are considered to be held in an entity or other arrangement classified as a TMP are not subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT, if the REIT owns 100% of the TMP. Instead, a portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, may be “excess inclusion income.” Excess inclusion income must be allocated among the REIT’s shareholders in proportion to the dividends paid to them. A shareholder’s share of excess inclusion income (i) may not be offset by any net operating losses otherwise available to the shareholder, (ii) is subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) is subject to a U.S. federal withholding tax of 30% without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. See “Taxation of Holders of Series D Preferred Shares or Common Shares—Non-U.S. Shareholders” below. To the extent that our excess inclusion income is allocated to a tax-exempt shareholder that is not subject to unrelated business income tax (such as government entities) or to certain foreign shareholders, we will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%).

Taxation of Holders of Series D Preferred Shares or Common Shares

U.S. Shareholders

As used in this section, the term “U.S. Shareholder” means a holder of our Series D Preferred Shares or common shares who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a domestic corporation (or other entity treated as a corporation for federal income tax purposes);

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust, or if the trust has a valid election in effect to be treated as a United States person.

Dividends.  As long as we qualify as a REIT, distributions that are made to our taxable U.S. Shareholders out of current or accumulated earnings and profits (and are not designated as capital gain dividends) will be taken into account by them as ordinary dividend income. Such distributions will be ineligible for the corporate dividends received deduction, and except in circumstances that we do not expect to arise, also will not qualify for the lower rate currently applicable to qualifying dividends paid to non-corporate shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held our shares. Thus, with certain limitations, capital gain dividends received by a U.S. Shareholder who is an individual may be eligible for preferential rates of taxation. However, U.S. Shareholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income. As discussed earlier (see “—General—Requirements for Qualification—Annual Distribution Requirements”), we may elect to pay up to 90% of our dividends for taxable years ending on or before December 31, 2011 in our capital shares, in which event a U.S. Shareholder may be required to pay tax with respect to such dividends in excess of the cash received.

We may elect not to distribute part or all of our net long-term capital gain, and pay corporate tax on the undistributed amount. In that case, a U.S. Shareholder will (i) include in its income, as long-term capital gain, its proportionate share of the undistributed gain, and (ii) claim, as a refundable tax credit, its proportionate share of the taxes paid. In addition, a U.S. Shareholder will be entitled to increase its tax basis in our shares by an amount equal to its share of the undistributed gain reduced by its share of the corporate taxes paid by us on the undistributed gain. As discussed earlier (see “—General—Requirements for Qualification—Annual Distribution Requirements”), we may pay certain dividends in January that will be taxable to shareholders as if paid in the immediately preceding calendar year.

Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to a U.S. Shareholder to the extent that they do not exceed the adjusted tax basis of the shareholder’s shares as to which the distributions were made, and will reduce the adjusted tax basis of the shareholder’s shares. To the extent these distributions exceed the shareholder’s adjusted tax basis in its shares, the distributions will be included in the shareholder’s income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

Shareholders may not claim our net operating losses or net capital losses (if any) on their individual income tax returns. Distributions with respect to, and gain from the disposition of, our shares will be treated as “portfolio income” and, therefore, U.S. Shareholders that are subject to the passive activity loss limitations will be unable to claim passive activity losses against such income.

Sale of Shares.  When a U.S. Shareholder sells or otherwise disposes of our shares, except as set forth below under “—U.S. Shareholders—Redemption or Repurchase of Shares,” the shareholder will recognize capital gain or capital loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the shareholder’s adjusted tax basis in the shares. The gain or loss will be long-term gain or loss if the U.S. Shareholder has held the shares for more than one year. Long-term capital gain of a non-corporate U.S. Shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. Shareholder on a disposition of shares that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent the shareholder received distributions from us that were treated as long-term capital gains. Capital losses generally are deductible only to the extent of a U.S. Shareholder’s capital gains.

Redemption or Repurchase of Shares.  A redemption or repurchase of our Series D Preferred Shares or common shares will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. Shareholder;

•	results in a “complete termination” of the U.S. Shareholder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder;

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock (including common stock and other equity interests in us) actually owned and shares considered to be owned by a U.S. Shareholder by reason of certain constructive ownership rules set forth in the Code must generally be taken into account. Because the determination of whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to a U.S. Shareholder depends upon the facts and circumstances at the time the determination must be made, U.S. Shareholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of our shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—U.S. Shareholders —Dividends” above. A U.S. Shareholder’s adjusted tax basis in the redeemed or repurchased shares for tax purposes will be transferred to its remaining shares. If a U.S. Shareholder owns no other shares, such tax basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of our shares is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “U.S. Shareholders —Sale of Shares” above.

Conversion of Series D Preferred Shares into Common Shares.  Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of such holder’s Series D Preferred Shares into our common shares or the Alternative Conversion Consideration—i.e., an amount of cash, securities or other property or assets that such holder would have received upon the Change of Control had such holder converted its Series D Preferred Shares into our common shares immediately prior to the effective time of the Change of Control (see “Description of Series D Preferred Shares —Conversion Rights”). Except as provided below, a U.S. Shareholder generally will not recognize gain or loss upon the conversion of Series D Preferred Shares into our common shares. A U.S. Shareholder’s basis and holding period in the common shares received upon conversion generally will be the same as those of the converted Series D Preferred Shares (but the basis will be reduced by the portion of the basis allocated to any fractional common shares exchanged for cash).

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be a long-term capital gain or loss if the U.S. Shareholder has held the Series D Preferred Shares for more than one year. Any common shares received in exchange for accrued and unpaid dividends generally will be treated as a distribution by us, and will be subject to tax treatment as described in “—U.S. Shareholders—Dividends” above.

In addition, if a U.S. Shareholder receives the Alternative Conversion Consideration (in lieu of our common shares) in connection with the conversion of its Series D Preferred Shares, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. U.S. Shareholders converting their Series D Preferred Shares should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Backup Withholding.  We will report to our U.S. Shareholders and the IRS, the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. A U.S. Shareholder may be subject to backup withholding tax (currently at a rate of 28%) with respect to dividends paid unless the shareholder (i) is a corporation or comes within certain other exempt categories and, if required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to not being subject to backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. An individual U.S. Shareholder may satisfy these requirements by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Shareholders who do not provide us with their correct taxpayer identification numbers may be subject to penalties imposed by the IRS. Any amount withheld will be creditable against the U.S. Shareholder’s income tax liability. We may also be required to withhold a portion of capital gain distributions made by us to any U.S. Shareholders who fail to certify their non-foreign status.

Tax-Exempt Shareholders.  The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income (“UBTI”) if received by a tax-exempt entity. Based on that ruling, dividend income from our shares generally will not be UBTI to a tax-exempt U.S. Shareholder, provided that the shareholder has not held its shares as “debt financed property” within the meaning of the Code. Similarly, income from selling our shares generally will not constitute UBTI to a tax-exempt U.S. Shareholder unless the shareholder has held its shares as “debt financed property.”

Notwithstanding the above paragraph, tax-exempt U.S. Shareholders will be required to treat as UBTI any dividends paid by us that are allocable to our excess inclusion income, if any. (See “—General— Taxable Mortgage Pools and Excess Inclusion Income” above.) Also, if we are a “pension-held REIT,” then any qualified pension trust that holds more than 10% in value of our shares will have to treat dividends paid by us as UBTI in the same proportion that our gross income would be UBTI. A qualified pension trust is any trust described in section 401(a) of the Code that is exempt from tax under section 501(a) of the Code. In general, we will be treated as a “pension-held REIT” only if both (a) we are predominantly owned by qualified pension trusts (that is, at least one qualified pension trust holds more than 25% in value of our shares, or one or more qualified pension trusts, each of which owns more than 10% in value of our shares, hold in the aggregate more than 50% in value of our shares) and (b) we would not qualify as a REIT if we had to treat our common shares owned by a qualified pension trust as owned by an “individual” (instead of treating such shares as owned by the qualified pension trust’s multiple beneficiaries). As a result of certain limitations on the transfer and ownership of our shares contained in the Declaration of Trust, we do not expect to be classified as a pension-held REIT.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7),(c)(9),(c)(17) and (c)(20), respectively, of the Code, are subject to different UBTI rules, which generally will require them to characterize our distributions as UBTI.

Non-U.S. Shareholders

As used in this section, the term “non-U.S. Shareholder” means a holder of Series D Preferred Shares or common shares who is not a U.S. Shareholder, a partnership, or an entity classified as a partnership for United States federal income tax purposes. The rules governing the U.S. federal income taxation of non-U.S. Shareholders are complex, and no attempt will be made herein to provide more than a limited summary of those rules. The discussion below assumes that the non-U.S. Shareholder’s investment in our shares is not effectively connected with a trade or business conducted in the United States by the non-U.S. Shareholder, or, if an applicable tax treaty so provides, that its investment in our shares is not attributable to a United States permanent establishment maintained by the non-U.S. Shareholder. WE RECOMMEND THAT NON-U.S. SHAREHOLDERS CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS AND REPORTING REQUIREMENTS WITH REGARD TO AN INVESTMENT IN OUR SHARES.

Ordinary Dividends.  Distributions, other than capital gain dividends and distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests (discussed below), will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits. Such dividends paid to non-U.S. Shareholders will ordinarily be subject to a U.S. federal withholding tax of 30% of the gross amount of the distribution. Except for dividends paid by us that are allocable to our excess inclusion income, if any (see “—General — Taxable Mortgage Pools and Excess Inclusion Income” above), the 30% withholding rate may be reduced under an applicable tax treaty. However, the applicability of reduced rates of withholding on dividends from REITs is subject to limitations in many tax treaties. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary dividends paid to a non-U.S. Shareholder unless we receive the requisite proof that (i) a lower treaty rate applies or (ii) the income is “effectively connected income.” A non-U.S. Shareholder claiming the benefit of a tax treaty may need to satisfy certification and other requirements, such as providing an IRS Form W-8BEN. A non-U.S. Shareholder who wishes to claim that distributions are effectively connected with a United States trade or business may need to satisfy certification and other requirements, such as providing IRS Form W-8ECI.

Distributions in excess of our current and accumulated earnings and profits that are not treated as attributable to the gain from a disposition of U.S. real property will be treated as a non-taxable return of capital to a Non-U.S. Shareholder up to the amount of the non-U.S. Shareholder’s adjusted tax basis in its shares. To the extent that such distributions exceed the adjusted tax basis of a non-U.S. Shareholder’s shares, they will give rise to a U.S. tax liability only if the non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of our shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will exceed our current and accumulated earnings and profits, then the distribution will be subject to withholding at the rate applicable to ordinary dividends. Otherwise, any distribution in excess of our current and accumulated earnings and profits may be subject to withholding at a 10% rate. However, the non-U.S. Shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the non-U.S. Shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Capital Gain Dividends.  Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions by a REIT that are attributable to gain from the sale or exchange of United States real property interests generally is taxable to non-U.S. persons as if such gain were effectively connected with a U.S. trade or business. However, capital gain dividends and dividends treated as attributable to the gain from a disposition of U.S. real property (collectively, “FIRPTA dividends”) paid by us to a non-U.S. Shareholder with respect to a class of our shares that is regularly traded on an established securities market located in the United States generally will not be subject to FIRPTA if the non-U.S. Shareholder has not owned more than 5% of the applicable class of our shares at any time during the one-year period ending on the date of the distribution. Instead, such capital gain dividends will be treated the same as ordinary dividends, and therefore will be subject to a U.S. federal withholding tax of 30% unless reduced under an income tax treaty. No assurance can be given that our Series D Preferred Shares will be “regularly traded” as required for this exception. Non-U.S. Shareholders that do not qualify for this exception will be taxed on our capital gain distributions at the same capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals), and we will be required to withhold U.S. tax equal to 35% from such distributions. The 35% tax withheld may be claimed by a non-U.S. Shareholder as a credit against its reported U.S. federal income tax liability. In addition to regular U.S. income tax, corporate non-U.S. Shareholders that do not qualify for the FIRPTA exception may be subject to a 30% branch profits tax on FIRPTA dividends unless the shareholder is entitled to treaty relief or other exemption.

Sales of Shares.  Gain recognized by a non-U.S. Shareholder upon a sale or exchange of our shares generally will not be taxed under FIRPTA if we are a “domestically controlled REIT.” In general, we will qualify as a domestically controlled REIT if at all times during a designated testing period less than 50% in value of our shares are held (directly or indirectly) by foreign persons. Gain not subject to FIRPTA nevertheless will be subject to a 30% U.S. tax if the non-U.S. Shareholder is an alien individual who is present in the United States for 183 days or more during the taxable year, and certain other requirements are met.

We believe that we currently are a domestically controlled REIT. Although we anticipate that we will continue to qualify as a domestically controlled REIT, because our common shares are publicly traded, no assurance can be given that we will continue to qualify. If we were not a domestically controlled REIT, then a non-U.S. Shareholder’s sale of shares generally would be subject to tax under FIRPTA unless the shares are “regularly traded” as described above and the non-U.S. Shareholder has not owned (actually or constructively) more than 5% of the applicable class of our shares during the five-year period ending on the date of the sale or exchange. If gain on the sale of our shares is subject to tax under FIRPTA, then a Non-U.S. Shareholder will be subject to income tax (but will not also be subject to a branch profits tax) as described above under “—Non-U.S. Shareholders—Capital Gain Dividends,” and the purchaser of the shares will be required to withhold 10% of the gross purchase price.

Federal Estate Taxes.  In general, if an individual who is not a citizen or resident (as defined in the Code) of the United States owns (or is treated as owning) our shares at the date of death, the shares will be included in the individual’s estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting.  Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. Shareholder, such shareholder’s name and address, and the amount of tax withheld, if any. Dividends or proceeds from the disposition of our shares that are paid to a non-U.S. Shareholder may be subject to information reporting and backup withholding unless such shareholder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or other applicable version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. Shareholder is a United States person.

A non-U.S. Shareholder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its income tax liability by filing a refund claim with the IRS.

Recent Legislation.  Recently enacted legislation will require, after December 31, 2012, certain increased certification requirements and information reporting related to U.S. accounts or U.S. ownership of our shares through certain foreign financial institutions and other non-U.S. entities. In the event of noncompliance with the revised requirements, withholding at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, our shares held by or through such foreign entities would be imposed. Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such dividends and sale proceeds would be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. Prospective investors should consult with their tax advisors regarding the possible implications of these rules on their investment in our shares.

Other Tax Considerations

We and our shareholders may be subject to state or local taxation in various state and local jurisdictions, including those in which we or they transact business or reside. State and local tax laws may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

UNDERWRITING

Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated are acting as the underwriters for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, which we will file as an exhibit to a Current Report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying base prospectus, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of Series D Preferred Shares set forth opposite its name below.

Number of
Underwriter	Shares

Barclays Capital Inc.
Stifel, Nicolaus & Company, Incorporated

Total

The underwriting agreement provides that the underwriters’ obligation to purchase the Series D Preferred Shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the representations and warranties made by us to the underwriters are true;

•	there is no material change in our business or in the financial markets; and

•	we deliver customary closing documents to the underwriters.

We expect that delivery of the Series D Preferred Shares will be made against payment thereof on or about November   , 2011, which will be the fifth business day following the pricing of the Series D Preferred Shares (such settlement cycle being herein referred to as “T + 5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series D Preferred Shares on the date of pricing or the next business day will be required, by virtue of the fact that the Series D Preferred Shares initially will settle T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series D Preferred Shares who wish to trade the Series D Preferred Shares on the date of pricing of the Series D Preferred Shares or the next business day should consult their own advisor.

Reserved Shares

The underwriters have agreed to allocate for sale in the offering, at the same price as will be initially offered by the underwriters to others, 60,000 Series D Preferred Shares to The Ashner Family Evergreen Foundation and 40,000 Series D Preferred Shares to Michael Ashner. Mr. Ashner is the chairman of our board of trustees and our chief executive officer, and is a director of The Ashner Family Evergreen Foundation. The Ashner Family Evergreen Foundation and Mr. Ashner have agreed to acquire such Series D Preferred Shares.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise

Per Share

Total

The underwriters have advised us that the underwriters propose initially to offer the Series D Preferred Shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $      per share. After the offering, the underwriters may change the offering price and other selling terms.

The expenses of the offering, not including the underwriting discount, that are payable by us are estimated at $200,000.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to           additional shares at the public offering price, less the underwriting discount. The underwriters may exercise this option solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

Lock-Up Agreements

Pursuant to the underwriting agreement, we, our operating partnership, Michael Ashner and The Ashner Family Evergreen Foundation have each agreed not to sell or transfer any Series D Preferred Shares or any equity securities similar to or ranking on par with or senior to the Series D Preferred Shares or any securities convertible into or exchangeable or exercisable for the Series D Preferred Shares or similar, parity or senior equity securities for a period of 60 days after the date of this prospectus without first obtaining the written consent of the underwriters. Specifically, the persons subject to the lock-up agreements have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any Series D Preferred Shares or any equity securities similar to or ranking on par with or senior to the Series D Preferred Shares or any securities convertible into or exercisable or exchangeable for the Series D Preferred Shares or similar, parity or senior equity securities;

•	sell any option or contract to purchase any Series D Preferred Shares or any equity securities similar to or ranking on par with or senior to the Series D Preferred Shares or any securities convertible into or exercisable or exchangeable for the Series D Preferred Shares or similar, parity or senior equity securities;

•	purchase any option or contract to sell any Series D Preferred Shares or any equity securities similar to or ranking on par with or senior to the Series D Preferred Shares or any securities convertible into or exercisable or exchangeable for the Series D Preferred Shares or similar, parity or senior equity securities;

•	grant any option, right or warrant for the sale of any Series D Preferred Shares or any equity securities similar to or ranking on par with or senior to the Series D Preferred

Shares or any securities convertible into or exercisable or exchangeable for the Series D Preferred Shares or similar, parity or senior equity securities;

•	otherwise dispose of or transfer any Series D Preferred Shares or any equity securities similar to or ranking on par with or senior to the Series D Preferred Shares or any securities convertible into or exercisable or exchangeable for the Series D Preferred Shares or similar, parity or senior equity securities;

•	file any registration statement under the Securities Act with respect to any of the foregoing; or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of the Series D Preferred Shares or such similar, parity or senior equity securities, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to the sale of the Series D Preferred Shares to the underwriters. Notwithstanding the foregoing, if (1) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Indemnification

We and our operating partnership have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

New York Stock Exchange Listing

No market currently exists for our Series D Preferred Shares. We intend to apply to list our Series D Preferred Shares on the NYSE under the symbol “FUR Pr D.” If the application is approved, trading of the Series D Preferred Shares is expected to commence within 30 days after the initial delivery of the Series D Preferred Shares. The underwriters have advised us that they intend to make a market in the Series D Preferred Shares prior to commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series D Preferred Shares.

Stabilization and Short Positions

Until the distribution of the Series D Preferred Shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Series D Preferred Shares. However, the underwriters may engage in transactions that have the effect of stabilizing the price of the Series D Preferred Shares, such as purchases that peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our Series D Preferred Shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Series D Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Series D Preferred Shares or preventing or retarding a decline in the market price of our Series D Preferred Shares. As a result, the price of our Series D Preferred Shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Series D Preferred Shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by one or both of the underwriters and/or any selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or particular selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus supplement and the accompanying base prospectus in electronic format, the information on any underwriter’s or any selling group member’s website and any information contained in any other website maintained by an underwriter or selling group member is not part of the prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Relationships

The underwriters and their related entities have engaged, and may in the future engage, in investment banking transactions with us in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these investment banking transactions.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Lex-Win Concord LLC as of December 31, 2009 and for the years ended December 31, 2009 and 2008 included as exhibit 99.1 of Winthrop Realty Trust’s 2010 Annual Report on Form 10-K incorporated by reference in this Prospectus Supplement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Katten Muchin Rosenman LLP, New York, New York, and for the underwriters by Goodwin Procter LLP, New York, New York. Hahn Loeser & Parks LLP, Cleveland, Ohio, will issue an opinion to us regarding certain matters of Ohio law, including the validity of the Series D Preferred Shares.

PROSPECTUS
Winthrop Realty Trust

$450,000,000 of
Common Shares Of Beneficial Interest
Preferred Shares Of Beneficial Interest
Rights
Debt Securities

We are Winthrop Realty Trust, a real estate investment trust formed under the laws of the State of Ohio. Our operations are managed by our external advisor, FUR Advisors LLC.

This prospectus relates to the public offer and sale by us of one or more series of:

•	common shares of beneficial interest, par value $1 per share;

•	preferred shares of beneficial interest;

•	rights to purchase common shares of beneficial interest; and/or

•	senior or subordinated debt securities.

The preferred shares may be convertible into common shares or into preferred shares of another series and the debt securities may be exchangeable for common or preferred shares. The aggregate public offering price of the common shares, preferred shares, rights and debt securities covered by this prospectus, which we refer to collectively as the securities, will not exceed $450,000,000. The securities may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they may be offered will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also contain information, where appropriate, about the risk factors and federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by that prospectus supplement.

We may offer the securities directly to investors, through agents designated by us from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “FUR.”

Information contained in this prospectus with respect to our common shares has been adjusted to give effect to the one-for-five reverse split of our common shares that took effect after the close of trading on the NYSE on November 28, 2008.

See “Risk Factors” beginning on page 2 for certain factors relevant to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 13, 2009.

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CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Any statements included in this prospectus, including any statements in the document that are incorporated by reference herein that are not strictly historical are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained or incorporated by reference herein should not be relied upon as predictions of future events. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans, intentions or anticipated or projected events, results or conditions. Such forward-looking statements are dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. Such forward-looking statements include statements with respect to:

•	the declaration or payment of distributions by us;

•	the ownership, management and operation of properties;

•	potential acquisitions or dispositions of our properties, assets or other businesses;

•	our policies regarding investments, acquisitions, dispositions, financings and other matters;

•	our qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, which we refer to as the Code;

•	the real estate industry and real estate markets in general;

•	the availability of debt and equity financing;

•	interest rates;

•	general economic conditions;

•	supply of real estate investment opportunities and demand;

•	trends affecting us or our assets;

•	the effect of acquisitions or dispositions on capitalization and financial flexibility;

•	the anticipated performance of our assets and of acquired properties and businesses, including, without limitation, statements regarding anticipated revenues, cash flows, funds from operations, earnings before interest, depreciation and amortization, property net operating income, operating or profit margins and sensitivity to economic downturns or anticipated growth or improvements in any of the foregoing; and

•	our ability, and that of our assets and acquired properties and businesses to grow.

You are cautioned that, while forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance and they involve known and unknown risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The information contained or incorporated by reference in this prospectus and any amendment hereof, including, without limitation, the information set forth in “RISK FACTORS” below or in any risk factors in documents that are incorporated by reference in this prospectus, identifies important factors that could cause such differences. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may reflect any future events or circumstances.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” in this prospectus. The registration statement that contains this prospectus and the exhibits to that registration statement contain additional important information about us and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC website or at the SEC offices mentioned under the heading “WHERE YOU CAN FIND MORE INFORMATION.” All references to “the trust,” “we,” “our” and “us” in this prospectus mean Winthrop Realty Trust and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor.

OUR COMPANY

We are a real estate investment trust, commonly referred to as a REIT, formed under the laws of the State of Ohio. Our operations are managed by FUR Advisors LLC, who we refer to as FUR Advisor or our advisor. Our common shares are traded on the NYSE under the symbol “FUR.” We conduct our business through WRT Realty L.P., a Delaware limited partnership which we refer to as the operating partnership. We are the sole general partner of, and own all of the limited partnership interests in, the operating partnership. Our operating partnership structure, commonly referred to as an umbrella partnership real estate investment trust or “UPREIT” structure, provides us with additional flexibility when acquiring properties for cash and/or by issuing to sellers, as a form of consideration, limited partnership interests in our operating partnership. Although we have not yet issued any limited partnership interests in connection with the acquisition of an asset, we believe that this structure facilitates our ability to acquire portfolio and individual properties by enabling us to structure transactions which may defer tax gains for a seller while preserving our available cash for other purposes.

We are engaged in the business of owning real property and real estate related assets which we categorize into three operating segments: (i) the ownership of investment properties which we refer to as operating properties; (ii) the origination and acquisition of loans and debt securities secured directly or indirectly by commercial and multi-family real property, which we refer to as loan assets and loan securities, including collateral mortgage-backed securities, which we refer to as CMBS, and collateral debt obligations, which we refer to as CDO’s; and (iii) the ownership of equity and debt securities in other REITs, which we refer to as REIT securities.

As of June 30, 2009, we held interests in properties containing approximately 9.5 million square feet of rentable space, owned either directly by us or through joint ventures. We also held loan assets and loan securities totaling $106,167,000, which consists primarily of our investment in the Marc Realty portfolio. In addition, we held REIT securities valued at $53,967,000 and cash and cash equivalents of approximately $20,469,000. As of June 30, 2009, we had written down our investment in Lex-Win Concord LLC, which we refer to as Concord, to zero for financial statement purposes but we, together with our partners, have not ceased to work towards some equity recovery.

Our executive offices are located at 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114-9507 and Two Jericho Plaza, Jericho, New York 11753. Our telephone numbers are (617) 570-4614 and (516) 822-0022 and our website is located at http:/www.winthropreit.com. None of the information on our website that is not otherwise expressly set forth in or incorporated by reference in this prospectus is a part of this prospectus.

RISK FACTORS

We, our assets and the entities in which we invest are subject to a number of risks customary for REITs, property owners, loan originators and holders and equity investors as well as a number of risks involved in our investment policy that not all REITs may have. Material factors that may adversely affect our business operations and financial conditions are summarized below. As used in this Risk Factors section and except as expressly provided otherwise, references to the terms “we”, “our” or “us” include both the trust and its ventures, including Concord.

We may not be able to invest our cash reserves in suitable investments.

As of June 30, 2009, we had approximately $20,469,000 of cash and cash equivalents available for investment. Our ability to generate increased revenues is dependent upon our ability to grow our asset base by investing these funds, as well as additional funds which we may raise or borrow, in real estate related assets that will ultimately generate favorable returns.

We are subject to significant competition and we may not compete successfully.

We have significant competition with respect to our acquisition of operating properties and our acquisition and origination of loan assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors some of which may have a lower cost of funds and access to funding sources that are not available to us.

Investing through ventures presents additional risks.

Our investments in ventures present additional risks such as our having differing objectives than our partners from time to time or the entities in which we invest or our becoming involved in disputes or possibly competing with those persons in investments unrelated to our joint venture. In addition, we rely on the internal controls and financial reporting controls of these entities and their failure to comply with applicable standards may adversely affect us.

Investing in private companies involves specific risks.

We have held and may acquire additional ownership interests in private companies not subject to the reporting requirements of the SEC. Investments in private businesses involve a higher degree of business and financial risk, which can result in substantial losses and accordingly should be considered speculative. There is generally no publicly available information about these private companies, and we will rely significantly on the due diligence of our advisor to obtain information in connection with our investment decisions.

Many of our investments are illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions, which may result in losses to us.

Many of our investments are relatively illiquid and, therefore, our ability to sell properties and purchase other properties, loan assets, loan securities and debt promptly in response to a change in economic or other conditions may be limited. The requirements of the Code with regard to REITs also may limit our ability to sell investments. These considerations could make it difficult for us to dispose of properties, even if a disposition were in the best interest of our shareholders. As a result, our ability to adjust our portfolio in response to changes in economic and other conditions may be relatively limited, which may result in losses to us.

We leverage our portfolio, which may adversely affect our return on our investments and may reduce cash available for distribution.

We seek to leverage our portfolio through borrowings. Our return on investments and cash available for distribution to holders of our preferred and common shares may be reduced to the extent that changes in market conditions make new borrowings or refinancing of existing debt difficult or even impossible or cause the cost of our financings to increase relative to the income that can be derived from the assets. Our debt service payments reduce the cash available for distributions to holders of preferred and common shares. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or forced sale to satisfy our debt obligations. A decrease in the value of the assets may lead to a requirement that we repay certain credit facilities. We may not have the funds available, or be able to arrange for refinancings, to satisfy such repayments.

We may change our investment and operational policies.

We may change our investment and operating strategy either voluntarily or as result of the severe downturn in the economy, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, our current investments. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our share price and our ability to make distributions.

Interest rate fluctuations may reduce our investment return.

Certain of our loan obligations or loan assets have floating interest rates. In such cases, an increase in interest rates would increase our loan obligations while a decrease in interest rates would decrease the interest received on our loan assets. Where possible we seek to mitigate these risks by acquiring interest rate cap agreements, rate collars and other similar protections. To the extent we have not mitigated these risks or our actions are ineffective, a fluctuation in interest rates could negatively impact our cash flow due to an increase in loan obligations or a decrease in interest received on our loan assets.

We engage in hedging transactions that may limit gains or result in losses.

We have and may continue to use hedging instruments in our risk management strategy to limit the effects of changes in interest rates on our operations. A hedge may not be effective in eliminating all of the risks inherent in any particular position. Further, we have and could continue to recognize losses on a hedge position which reduces the cash available for distribution. In addition, we run the risk of default by a counterparty to a hedging arrangement

We must manage our investments in a manner that allows us to rely on an exemption from registration under The Investment Company Act in order to avoid the consequences of regulation under that Act.

We intend to operate so that we are exempt from registration as an investment company under the Investment Company Act of 1940, as amended. Therefore, the assets that we may invest in, or acquire, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder. If we are required to make investments in order to be exempt from registration, such investments may not represent an optimum use of our capital when compared to other available investments.

We may not be able to obtain capital to make investments.

As a REIT, we are dependent primarily on external financing to fund the growth of our business because one of the requirements for a REIT is that it distribute at least 90% of its net taxable income,

excluding net capital gains, to its shareholders. Accordingly, to the extent we are unable to obtain debt or equity financing it will likely have a material adverse affect on our financial condition and results of operations, our stock price and our ability to pay dividends to our shareholders.

We have significant distribution obligations to holders of our Series B-1 preferred shares.

The provisions of our Series B-1 preferred shares currently require us to make annual distributions presently aggregating approximately $2,268,500 before any distributions may be made on our common shares.

Our ratio of total debt to total entity value may increase.

If our ratio of total debt to total entity value (total market equity value of our common and preferred shares plus debt) increases, it may increase the risk of default on our loan-debt obligations and limit our ability to obtain additional equity or debt financing, either of which would adversely affect our financial condition and results of operations.

Covenants in our debt instruments could adversely affect our financial condition and our ability to make future investments.

The mortgages on our properties contain customary covenants such as those that limit our ability, without the prior consent of the lender, to further mortgage the applicable property. Our credit facilities contain, and other loans that we may obtain in the future contain, customary restrictions, requirements and other limitations on our ability to incur indebtedness. These restrictions can include, among other things, a limitation on our ability to incur debt based upon the level of our ratio of total debt to total assets, our ratio of secured debt to total assets, our ratio of EBITDA to interest expense and fixed charges, and a requirement for us to maintain a certain level of unencumbered assets to unsecured debt. Our ability to borrow under our credit facility with KeyBank National Association is subject to compliance with certain other covenants including the absence of factors both within and outside of our control which would cause a material adverse change in the loan syndication, financial or capital market conditions. In addition, failure to comply with our covenants could cause a default under the applicable debt instrument, and we may then be required to repay such debt with funds from other sources which may not be available to us, or be available only on unattractive terms. Concord is subject to similar risks with respect to its credit facilities as well as the additional risks discussed below.

Future issuances and sales of equity or debt interests pursuant to an outstanding registration statement may affect the market price of our common shares.

The actual issuance of additional common or preferred shares or the sale of debt securities by us may decrease the market price of our common shares.

If we issue preferred equity or debt we may be exposed to additional restrictive covenants and limitations on our operating flexibility, which could adversely affect our ability to pay dividends.

If we decide to issue preferred equity or debt in the future, it is likely that they will be governed by an indenture or other instrument containing covenants that may restrict our operating flexibility.

Additional issuances of common shares may negatively impact our dividend rate payable on our common shares.

In paying dividends on our common shares we endeavor to have our dividends track cash flow from operations, both recurring and nonrecurring. Accordingly, as we issue additional common shares, the per share dividend will likely decrease until such time as we can deploy the proceeds from such issuance of common shares in investments which increase our recurring and nonrecurring cash flow.

Our due diligence may not reveal all of the liabilities associated with a proposed investment and may not reveal other weaknesses.

There can be no assurance that due diligence by our advisor in connection with a new investment will uncover all relevant facts which could adversely affect the value of the investment or that the investment will be successful.

We may fail to remain qualified as a REIT, which would reduce the cash available for distribution to our shareholders.

Qualification as a REIT for federal income tax purposes is governed by highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations. Our qualification as a REIT also depends on various facts and circumstances that are not entirely within our control. In addition, legislation, new regulations, administrative interpretations or court decisions might change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of qualification as a REIT.

If, with respect to any taxable year, we were to fail to maintain our qualification as a REIT, we would not be able to deduct distributions to our shareholders in computing our taxable income and would have to pay federal corporate income tax (including any applicable alternative minimum tax) on our taxable income. If we had to pay federal income tax, the amount of money available to distribute to our shareholders would be reduced for the year or years involved. In addition, we would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost and thus our cash available for distribution to our shareholders would be reduced in each of those years, unless we were entitled to relief under relevant statutory provisions.

Although we currently intend to operate in a manner designed to allow us to continue to qualify as a REIT, future economic, market, legal, tax or other considerations might cause us to revoke the REIT election. In that event, we and our shareholders would no longer be entitled to the federal income tax benefits applicable to a REIT.

In order to maintain our status as a REIT, we may be forced to borrow funds or sell assets during unfavorable market conditions.

As a REIT, we must distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, to our shareholders. To the extent that we satisfy the REIT distribution requirement but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay to our shareholders in a calendar year is less than a minimum amount specified under federal tax laws.

From time to time, we may have taxable income greater than our cash flow available for distribution to our shareholders (for example, due to substantial non-deductible cash outlays, such as capital expenditures or principal payments on debt). If we did not have other funds available in these situations, we could be required to borrow funds, sell investments at disadvantageous prices or find alternative sources of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid income and excise taxes in a particular year. These alternatives could increase our operating costs and diminish our rate of growth.

Factors that may cause us to lose our New York Stock Exchange listing.

We might lose our listing on the NYSE depending on a number of factors, including failure to qualify as a REIT, or our not meeting the NYSE’s requirements, including those relating to the number of shareholders, the price of our common shares and the amount and composition of our assets.

Ownership limitations in our bylaws may adversely affect the market price of our common shares.

Our bylaws contain an ownership limitation that is designed to prohibit any transfer that would result in our being “closely-held” within the meaning of Section 856(h) of the Code. This ownership limitation, which may be waived by our Board of Trustees, generally prohibits ownership, directly or indirectly, by any single shareholder of more than 9.8% of our common shares. Our Board of Trustees has waived this ownership limitation on a number of occasions. Unless the Board of Trustees waives the restrictions or approves a bylaw amendment, common shares owned by a person or group of persons in excess of 9.8% of our outstanding common shares are not entitled to any voting rights, are not considered outstanding for quorum or voting purposes, and are not entitled to dividends, interest or any other distributions with respect to the common shares. The ownership limit may have the effect of inhibiting or impeding a change of control or a tender offer for our common shares.

Any one of a prolonged economic slowdown, a lengthy or severe recession or continued instability in the credit market could harm our operations and viability.

A prolonged economic slowdown, a lengthy or severe recession and the continued instability in the credit market has and will affect our operations and viability in a number of ways including:

•	Depressed prices for our assets;

•	Decreases in interest income received or increases in interest expenses paid;

•	Fewer potential purchasers for our assets;

•	Increased risk of default on loan assets and loan securities;

•	Inability to obtain new or replacement financing;

•	Inability to sell additional debt or equity securities; and

•	Increased likelihood of margin calls on Concord’s repurchase facilities.

Risks incidental to the ownership and operation of real estate assets.

The value of an investment in us depends upon our financial performance and the value of our operating properties, both those presently held as well as future investments, which are subject to the risks normally associated with the ownership, operation and disposal of real estate properties and real estate related assets, including:

•	adverse changes in general and local economic conditions which affect the demand for real estate assets;

•	competition from other properties;

•	changes in interest rates and the availability of financing;

•	the cyclical nature of the real estate industry and possible oversupply of, or reduced demand for, space in the markets in which our properties are located;

•	the attractiveness of our properties to tenants and purchasers;

•	how well we manage our properties;

•	changes in market rental rates and our ability to rent space on favorable terms;

•	the financial condition of our tenants and borrowers including bankruptcy or insolvency of tenants and borrowers;

•	the need to periodically renovate, repair and re-lease space and the costs thereof;

•	increases in maintenance, insurance and operating costs;

•	civil unrest, armed conflict or acts of terrorism against the United States; and

•	earthquakes floods and other natural disasters or acts of God that may result in uninsured losses.

In addition, applicable federal, state and local regulations, zoning and tax laws and potential liability under environmental and other laws may affect real estate values. Further, throughout the period that we own real property, regardless of whether or not a property is producing any income, we must make significant expenditures, including those for property taxes, maintenance, insurance and related charges and debt service. The risks associated with real estate investments may adversely affect our operating results and financial position, and therefore the funds available for distribution to you as dividends.

Failure to renew expiring leases could adversely affect our financial condition.

We are subject to the risk that, upon expiration, leases may not be renewed, the space may not be relet, or the terms of renewal or reletting, including the cost of any required renovations, may be less favorable than the current lease terms. This risk is substantial with respect to our net leased properties as single tenants lease 100% of each property. Nineteen of our properties, containing an aggregate of approximately 2,896,000 square feet of space are net leased to seven different tenants. Leases accounting for approximately 16% of the aggregate annualized base rents from our operating properties for 2008, representing approximately 14% of the net rentable square feet at the properties, are scheduled to expire in 2009. Other leases grant tenants early termination rights upon payment of a termination penalty. Lease expirations will require us to locate new tenants and negotiate replacement leases with new tenants. The costs for tenant improvements, tenant concessions and leasing commissions, with respect to new leases, are traditionally greater than costs relating to renewal leases. If we are unable to promptly relet or renew leases for all or a substantial portion of the space subject to expiring leases, or if the rental rates upon such renewal or reletting are significantly lower than expected, our revenue and net income could be adversely affected.

We are subject to risks associated with the financial condition of our tenants.

The current credit and capital market crisis and economic slowdown will likely have a negative impact on our tenants due to a downturn in their business. This negative impact could result in the tenant’s inability to make rental payments when due. In addition, a tenant may seek the protection of bankruptcy, insolvency or similar laws, which could result in the rejection and termination of such tenant’s lease and cause a reduction in our cash flow. If this were to occur at a net lease property, the entire property would become vacant.

We cannot evict a tenant solely because of its filing for bankruptcy. A bankruptcy court, however, may authorize a tenant to reject and terminate its lease. In such a case, our claim against the tenant for past due rent and unpaid future rent would be subject to a statutory cap that might be substantially less than the remaining rent owed under the lease. In any event, it is unlikely that a bankrupt tenant will pay in full the amount it owes us under a lease. The loss of rental payments from tenants could adversely affect our cash flows and operating results.

The loss of a major tenant could adversely affect our financial condition.

We are and expect that we will continue to be subject to a degree of tenant concentration at certain of our operating properties and the properties securing our loan assets and loan securities. In the event that a tenant occupying a significant portion of one or more of our properties or whose rental income represents a significant portion of the rental revenue at such property or properties were to experience financial weakness, default on its lease, elect not to renew its lease or file bankruptcy it would negatively impact our operations and cash flows. Similarly, if a tenant occupying a significant portion of one or more of the properties securing our loan assets or loan securities or whose rental income represents a significant portion of the rental revenue at such property or properties experiences financial weakness, defaults on its lease, elects not to renew its lease or files for bankruptcy, it would negatively impact our operations and cash flows.

We may be unable to refinance our existing debt or preferred share financings or obtain favorable refinancing terms.

We are subject to the normal risks associated with debt and preferred share financings, including the risk that our cash flow will be insufficient to meet required payments of principal and interest on debt and distributions and redemption payments to holders of preferred shares and the risk that indebtedness on our properties, or unsecured indebtedness, will not be able to be renewed, repaid or refinanced when due, or that the terms of any renewal or refinancing will not be as favorable as the terms of such indebtedness. This risk is exacerbated by the recent capital market crisis which has resulted in tightened lending requirements for real estate related assets and in some cases the inability to refinance real estate indebtedness. If we were unable to refinance indebtedness or preferred share financings on acceptable terms, or at all, we might be forced to dispose of one or more of our properties on disadvantageous terms, which might result in losses to us, which could have a material adverse affect on us and our ability to pay distributions to our holders of preferred shares and common shares. Furthermore, if a property is mortgaged or a loan pledged to secure payment of indebtedness and we are unable to meet the debt payments, the lender could foreclose upon the property or the loan, appoint a receiver or obtain an assignment of rents and leases or pursue other remedies, all with a consequent loss of revenues and asset value to us. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering our ability to meet the REIT distribution requirements.

With respect to upcoming maturities, none of our loans are scheduled to mature in 2009, inclusive of extension rights. As of June 30, 2009 there are $2,871,000 of scheduled principal payments on mortgage loans remaining in 2009. The remaining balance of approximately $223,784,000 is scheduled to be paid down or mature in 2010 or later.

Some of our potential losses may not be covered by insurance.

We will use our discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on our investments at a reasonable cost and on suitable terms. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of the lost investment and also may result in certain losses being totally uninsured. Inflation, changes in building codes, zoning or other land use ordinances, environmental considerations, lender imposed restrictions and other factors also might make it not feasible to use insurance proceeds to replace the property after such property has been damaged or destroyed. Under such circumstances, the insurance proceeds, if any, received by us might not be adequate to restore our economic position with respect to such property. With respect to our net leased properties, under the lease agreements for such properties, the tenant is required to adequately insure the property, but their failure or inability to have adequate coverage might adversely affect our economic position with respect to such property.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unanticipated expenditures that adversely affect our ability to pay dividends.

All of our properties are required to comply with the Americans with Disabilities Act, which we refer to as the ADA. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities,” but generally requires that buildings be made accessible to people with disabilities. Although we believe that our properties are in compliance with the ADA, it is possible that we may incur additional expenditures which, if substantial, could adversely affect our results of operations, our financial condition and our ability to pay dividends.

In addition, we are required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by local, state and federal governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have an adverse affect on our ability to pay dividends.

We may incur costs to comply with environmental laws.

The obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation, may adversely affect our operating costs. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on or under the property. Environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances and whether or not such substances originated from the property. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect our ability to borrow by using such property as collateral. We maintain insurance related to potential environmental issues on our currently non-net leased properties which may not be adequate to cover all possible contingencies.

The loans we invest in are subject to delinquency, foreclosure and loss.

Our commercial real estate loan assets and loan securities are directly and indirectly secured by income producing property. These loans are subject to risks of delinquency and foreclosure as well as risk associated with the capital markets. The ability of a borrower to repay a loan secured by an income producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If a borrower were to default on a loan, it is possible that we would not recover the full value of the loan.

The subordinate loan assets we invest in may be subject to risks relating to the structure and terms of the transactions, and there may not be sufficient funds or assets remaining to satisfy our subordinate notes, which may result in losses to us.

We invest in loan assets that are subordinate in payment and collateral to more senior loans. If a borrower defaults or declares bankruptcy, after the more senior obligations are satisfied, there may not be sufficient funds or assets remaining to satisfy our subordinate notes. Because each transaction is privately negotiated, subordinate loan assets can vary in their structural characteristics and lender rights, including our rights to control the default or bankruptcy process. The subordinate loan assets that we invest in may not give us the right to demand foreclosure as a subordinate debtholder. Furthermore, the presence of intercreditor agreements may limit our ability to amend the loan documents, assign the loans, accept prepayments, exercise remedies and control decisions made in bankruptcy proceedings relating to borrowers. Bankruptcy and borrower litigation can significantly increase the time needed for us to acquire possession of underlying collateral in the event of a default, during which time the collateral may decline in value. In addition, there are significant costs and delays associated with the foreclosure process.

We invest in subordinate mortgage-backed securities which are subject to a greater risk of loss than senior securities. We may hold the most junior class of mortgage-backed securities which are subject to the first risk of loss if any losses are realized on the underlying mortgage loans.

We invest in a variety of subordinate loan securities, and sometimes hold a “first loss” subordinate holder position. The ability of a borrower to make payments on the loan underlying these securities is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower since the underlying loans are generally non-recourse in nature. In the event of default and the exhaustion of any equity support, reserve funds, letters of credit and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities purchased.

The widening of credit spreads has had and will continue to have a negative impact on the value of Concord’s assets.

The fair value of Concord’s loan assets and loan securities is dependent upon the yield demanded on these assets by the market based on the underlying credit. A large supply of these loan assets and loan securities combined with reduced demand will generally cause the market to require a higher yield on these loan assets and loan securities, resulting in a higher, or “wider,” spread over the benchmark rate of such loan assets and loan securities. Under these conditions such as those that we are currently experiencing, the value of loan assets and loan securities in Concord’s portfolio has and will decline. Such changes in the market value of Concord’s portfolio has and will adversely affect Concord’s net equity through their impact on unrealized gains or losses on available-for-sale loan assets and loan securities, and therefore Concord’s cash flow since Concord would be unable to realize gains through sale of such loan assets and loan securities. Also, they have and could continue to adversely affect Concord’s ability to borrow and access capital.

Concord prices its assets based on its assumptions about future credit spreads for financing of those assets. Concord has obtained in the past longer term financing for its assets using structured financing techniques, such as Concord Real Estate CDO 2006-1, Ltd., which we refer to as CDO-1. Such issuances entail interest rates set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps or LIBOR. If the spread that investors are paying on structured finance vehicles over the benchmark widens and the rates Concord charges on its securitized assets are not increased accordingly, this may reduce Concord’s income or cause losses.

The deterioration of the credit markets has had an adverse impact on the ability of borrowers to obtain replacement financing.

The deterioration of credit markets has made it extremely difficult for borrowers to obtain mortgage financing. The inability of borrowers to obtain replacement financing has led and will likely continue to lead to more loan defaults thereby resulting in expensive and time consuming foreclosure actions and/or negotiated extensions to existing loans beyond their current expirations on terms which may not be as favorable to us as the existing loans.

The repurchase agreements that Concord uses to finance its investments may require it to provide additional collateral.

If the market value of the loan assets and loan securities pledged or sold by Concord to counterparties decline in value, which decline is determined, in most cases, by the repurchase counterparties, Concord may be required by the repurchase counterparties to provide additional collateral or pay down a portion of the funds advanced. Posting additional collateral to support its repurchase facilities will reduce Concord’s return on assets and liquidity as well as limit its ability to leverage its assets. If Concord cannot post additional collateral, Concord will be required to satisfy the margin calls in cash. Accordingly, if Concord is required to use its cash, or if it does not have sufficient cash, to meet such requirements, absent additional capital from us and/or others, it will result in a rapid deterioration of Concord’s financial condition and solvency as well as the loss of assets to the repurchase counterparties, thereby adversely affecting the trust’s investment in Concord. In this regard, Concord is required to reduce the outstanding balance under its repurchase agreement with Column Financial, Inc. which had an outstanding balance of approximately $79,313,000 as of September 30, 2009, to $60,000,000 by December 31, 2009. It is expected this reduction will be satisfied, if at all, from sales of certain assets pledged under the repurchase agreement.

The credit and capital market deterioration has significantly strained Concord’s liquidity.

The inability of Concord to obtain replacement financing coupled with pending maturities and margin calls on its repurchase obligations has significantly strained Concord’s liquidity as cash from operations is required to be used primarily to satisfy repayments under repurchase agreements and margin calls. Until there is a recovery in the credit and capital markets and depending on the timing and extent of margin calls and loan defaults, Concord will likely have to utilize its cash flow to meet regular debt service payments as well as margin calls on its repurchase facilities and preferred distribution payments. In addition, if alternative financing is not available or the level of defaults on Concord’s loan assets and loan securities increases, Concord may not have sufficient liquidity to satisfy its debt obligations which may require Concord to liquidate assets at unfavorable pricing, and thereby adversely affect the recovery of the trust’s investment in Concord.

We may not recover any of our equity investment in Concord.

For the quarter ended June 30, 2009, Concord was in default under several of its credit facilities and, as of June 30, 2009, we wrote down our investment in Concord to zero. While the writedown of our investment in Concord to zero for financial statement purposes should not convey to investors that we and our partners have ceased to work towards equity recovery, there can be no assurance that we will recover any of our investment in Concord.

In addition, as of August 26, 2009, Concord’s independent registered public accounting firm reissued its audit report, dated March 1, 2009, relating to Concord’s financial statements at December 31, 2008 to raise substantial doubt as to Concord’s ability to continue as a going concern because Concord had suffered losses from operations and was in violation of certain debt covenants, as a result of certain events that occurred subsequent to the date of their original report.

Credit ratings assigned to Concord’s investments are subject to ongoing evaluations and we cannot be sure that the ratings currently assigned to Concord’s investments will not be downgraded.

Some of Concord’s investments are rated by the major rating agencies. The credit ratings on these investments are subject to ongoing evaluation by credit rating agencies. If rating agencies assign a lower rating or reduce, or indicate that they may reduce, their ratings of Concord’s investments, the market value of those investments could significantly decline, which could have an adverse affect on Concord’s financial condition by causing additional margin calls and making it more difficult to replace assets in CDO-1.

The coverage tests in Concord’s CDO-1 may have a negative impact on Concord’s operating results and cash flows.

CDO-1 contains coverage tests, including over-collateralization tests, which are used primarily to determine whether and to what extent principal and interest proceeds on the underlying collateral debt securities and other assets may be used to pay principal and interest on the subordinate classes of bonds in CDO-1. In the event the coverage tests are not met, distributions otherwise payable to Concord may be re-directed to pay principal on the highest bond classes. Therefore, Concord’s failure to satisfy the coverage tests could adversely affect Concord’s operating results and cash flows.

Certain coverage tests which may be applicable to Concord’s interest in CDO-1 (based on delinquency levels or other criteria) may also restrict Concord’s ability to receive net income from assets pledged to secure CDO- 1. If Concord’s assets fail to perform in accordance with their terms, Concord’s over-collateralization or other credit enhancement expense associated with CDO-1 will increase.

Our investments in REIT securities are subject to specific risks relating to the particular REIT issuer of the securities and to the general risks of investing in equity interests of REITs.

Our investments in REIT securities involve special risks. These risks include many, if not all, of the foregoing risks which apply to an investment in us, including: (i) risks generally incident to interests in real property; (ii) risks associated with the failure to maintain REIT qualification; and (iii) risks that may be presented by the type and use of a particular commercial property.

Ability of our advisor to operate properties directly affects our financial condition.

Other than for severe economic conditions or natural forces which may be unanticipated or uncontrollable, the ultimate value of our assets and the results of our operations will depend on the ability of our advisor to operate and manage our assets in a manner sufficient to maintain or increase revenues and control our operating and other expenses in order to generate sufficient revenues to pay amounts due on our indebtedness and to pay dividends to our shareholders.

We are dependent on our advisor and the loss of our advisor’s key personnel could harm our operations and adversely affect the value of our shares.

We have no paid employees. Our officers are employees of our advisor. We have no separate facilities and are completely reliant on our advisor, which has significant discretion as to the implementation of our investment and operating strategies. We are subject to the risk that our advisor will terminate its advisory agreement and that no suitable replacement will be found to manage us. Furthermore, we are dependent on the efforts, diligence, skill, network of business contacts and close supervision of all aspects of our business by our advisor and, in particular, Michael Ashner, chairman of our Board of Trustees and our chief executive officer, Carolyn Tiffany, our president, and Peter Braverman, our executive vice chairman, as well as our other executive officers. While we believe that we could find replacements for these key personnel, the loss of their services could harm our operations and adversely affect the value of our shares.

The incentive fee payable to our advisor may be substantial.

Pursuant to the terms of the advisory agreement, our advisor is entitled to receive an incentive fee equal to 20% of any amounts available for distribution in excess of a threshold amount. The incentive fee is only payable at such time, if at all, (i) when holders of our common shares receive aggregate distributions above a threshold amount (effectively a return of capital plus 7% per annum) or (ii) upon termination of the advisory agreement, if the value of our assets exceed the threshold amount based on then current market values and appraisals. That is, the incentive fee is not payable annually but only at such time, if at all, as shareholders have received the threshold amount or, if the advisory agreement is terminated, if the assets of the trust exceed the threshold amount. At June 30, 2009 the threshold amount was approximately $353,417,000, which was equivalent to $20.21 for each of our common shares on a fully diluted basis. At such time as shareholders’ equity in our financial statements exceeds the threshold amount, we will record a liability equal to approximately 20% of the difference between shareholders’ equity and the threshold amount in accordance with GAAP.

Termination of the Advisory Agreement may be costly.

Termination of the advisory agreement either by us or our advisor may be costly. Upon termination of the advisory agreement, our advisor is entitled to a termination fee equal to the incentive fee based on an appraised valuation of our assets assuming we were then liquidated. The amount payable on termination of the advisory agreement could be substantial which may have a negative effect on the price of our shares.

DESCRIPTION OF OUR COMMON SHARES

The following summary of the material terms and provisions of our common shares does not purport to be complete and is subject to the detailed provisions of our declaration of trust and our bylaws, each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our common shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE”.

General

We are authorized to issue an unlimited number of common shares. As of October 5, 2009 there were 15,861,231 common shares outstanding. All our common shares are entitled to participate equally in any distributions thereon declared by us. Subject to the provisions of our bylaws regarding excess securities and the provisions of our preferred shares described below, each outstanding common share entitles the holder to one vote on all matters voted on by shareholders. Shareholders have no preemptive rights. The outstanding common shares are fully paid and non-assessable and have equal liquidation rights. The common shares are fully transferable except that their issuance and transfer may be regulated or restricted by us in order to assure our qualification for taxation as a REIT. See “—Restriction on Size of Holdings .” The common shares are not redeemable at our option or at the option of any shareholder. Our board of trustees is generally authorized without shareholder approval to borrow money and issue obligations and equity securities which may or may not be convertible into common shares and warrants, rights or options to purchase common shares; and to issue other securities of any class or classes which may or may not have preferences or restrictions not applicable to our common shares. The issuance of additional common shares or such conversion rights, warrants or options may have the effect of diluting the interest of shareholders. Annual meetings of the shareholders are held during May at such time and place as the trustees may from time to time determine. Special meetings may be called at any time and place when ordered by a majority of the trustees, the chairman of our board of trustees, our chief executive officer or our president or upon written request of the holders of not less than 25% of the outstanding common shares.

Shareholder Liability

Our declaration of trust provides that no shareholder shall be personally liable in connection with our property or affairs, and that all persons shall look solely to our property for satisfaction of claims of any nature arising in connection with our affairs.

Under present Ohio law, no personal liability will attach to our shareholders, but with respect to tort claims, contract claims where liability of shareholders is not expressly negated, claims for taxes and certain statutory liabilities, our shareholders may in some jurisdictions other than the State of Ohio be held personally liable to the extent that such claims are not satisfied by us, in which event the shareholders would, in the absence of negligence or misconduct on their part, be entitled to reimbursement from our general assets. We carry comprehensive general liability insurance in a form typically available in the marketplace which our trustees consider adequate. To the extent our assets and insurance would be insufficient to reimburse a shareholder who has been required to pay a claim against us, the shareholder would suffer a loss. The statements in this paragraph and the previous paragraph also apply to holders of our preferred shares of beneficial interest, although any possible liability of such holders would be further reduced by the greater limitations on their voting power.

Voting Rights

Subject to the provisions of our bylaws regarding restrictions on transfer and ownership of common stock, you will have one vote per share on all matters submitted to a vote of shareholders.

Shareholders are currently granted the right by a majority vote or a supermajority vote, as the case may be, (i) to elect trustees, (ii) to approve or disapprove certain transfers of our assets or mergers involving us, (iii) to approve or disapprove amendments to our declaration of trust, (iv) when removal is proposed by all other trustees, to approve removal of any trustee, (v) to waive the ownership limit (see “Restriction on Size of Holdings,” below) if greater than a majority but less than 70% of the trustees approve such waiver and (vi) to approve our incurrence of indebtedness in excess of 83.33% of the value of our assets. Trustees are required to receive the vote of shareholders holding at least a majority of the outstanding shares entitled to vote. We have no fixed duration and will continue indefinitely, unless terminated as provided in our declaration of trust.

As described below under “DESCRIPTION OF OUR PREFERRED SHARES,” the holders of our preferred shares have voting rights on various matters. These include the right of holders of our Series B-1 Shares to elect one trustee and an additional right to elect one-third of the trustees if we fail to comply with specific provisions of the certificate of designations for the Series B-1 Preferred Shares. We are also required to obtain the approval of preferred shareholders if we seek to take specific actions that are also described below.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare.

Restriction on Size of Holdings

Our bylaws restrict beneficial or constructive ownership of our outstanding capital stock by a single person, or persons acting as a group, to 9.8% of our common shares, which limitation assumes that all securities convertible into our common shares owned by such person or group of persons have been converted. The purpose of these provisions is to protect and preserve our REIT status. For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned by five or fewer individuals (as defined in the Code) at any time during the last half of our taxable year. The provision permits five persons each to acquire up to a maximum of 9.8% of our common shares, or an aggregate of 49% of the outstanding common shares, and thus, assists our trustees in protecting and preserving REIT status for tax purposes.

Unless the board waives the restrictions or approves a bylaw amendment, common shares owned by a person or group of persons in excess of 9.8% of our outstanding common shares are not entitled to any voting rights; are not considered outstanding for quorum or voting purposes; and are not be entitled to dividends, interest or any other distributions with respect to the securities. Waivers or bylaw amendments have been granted or approved for (i) FUR Investors LLC which can hold up to 33% or our common and preferred shares, and (ii) certain of the holders of our Series B-1 Preferred Shares. In each case we conditioned the waivers and amendments on compliance with additional requirements designed to preserve our REIT status.

Our declaration of trust provides that the share ownership limit contained in the bylaws may be amended from time to time with the approval of either (i) 70% of the trustees then in office or (ii) a majority of the trustees then in office and the approval of at least 70% of the holders of our outstanding common shares.

Trustee Liability and Indemnification

Our declaration of trust provides that our trustees will not be individually liable for any obligation or liability incurred by or on our behalf or by trustees for our benefit and on our behalf. Subject to the specific conditions contained therein, our declaration of trust also obligates us to indemnify our trustees for, and pay or reimburse them for expenses incurred related to, claims and liabilities which they may become subject to by reason of having served as a trustee.

DESCRIPTION OF OUR PREFERRED SHARES

The following summary of the material terms and provisions of our preferred shares does not purport to be complete and is subject to the detailed provisions of our declaration of trust, including any applicable articles supplementary, amendment or annex to our declaration of trust designating the terms of a series of preferred shares, and our bylaws, each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE”.

General

Subject to limitations as may be prescribed by Ohio law and our bylaws and declaration of trust, our Board of Trustees is authorized to issue without the approval of our shareholders, preferred shares in series and to establish from time to time the number of preferred shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of each such series. We currently have outstanding Series B-1 Cumulative Convertible Redeemable Preferred Shares of beneficial interest, $1.00 par value, which we refer to as the Series B-1 Preferred Shares. For more information on the terms of our Series B-1 Preferred Shares, please see “Terms of Our Series B-1 Preferred Shares” below.

The preferred shares offered hereby will, when issued against payment therefor, be fully paid and nonassessable and will not be subject to preemptive rights. Our Board of Trustees could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares over the then-current market price of their shares.

Terms

Reference is made to the applicable prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

(1) the title and stated value of the preferred shares;

(2) the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

(3) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

(4) the date from which dividends on the preferred shares shall accumulate, if applicable;

(5) the provisions for a sinking fund, if any, for the preferred shares;

(6) the provisions for redemption, if applicable, of the preferred shares;

(7) any listing of the preferred shares on any securities exchange;

(8) the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price, or manner of calculation thereof;

(9) a discussion of federal income tax considerations applicable to the preferred shares;

(10) the relative ranking and preferences of the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;

(11) any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;

(12) any limitations on direct or beneficial ownership of our securities and restrictions on transfer of our securities, in each case as may be appropriate to preserve our status as a REIT; and

(13) any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up, and allocation of our earnings and losses: (i) senior to all classes or series of our common shares, and to all equity securities ranking junior to the preferred shares; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred shares. As used in this prospectus, the term “equity securities” does not include convertible debt securities.

Dividends

Subject to any preferential rights of any outstanding securities or series of securities, the holders of preferred shares will be entitled to receive dividends, when, as and if declared by our Board of Trustees, out of assets legally available for payment. Dividends will be paid at such rates and on such dates as will be set forth in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred shares as they appear on our share transfer books on the applicable record dates fixed by our Board of Trustees. Dividends on any series of our preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement.

Redemption

If so provided in the applicable prospectus supplement, the preferred shares offered thereby will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares ranking junior to our preferred shares, the holders of our preferred shares shall be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our other outstanding equity securities ranking on a parity with the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, then the holders of our preferred shares and the holders of such other outstanding equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions are made in full to all holders of our preferred shares, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, according to their respective rights and preferences and in each case according to their respective number of shares.

If we consolidate or merge with or into, or sell, lease or convey all or substantially all of our property or business to, any corporation, trust or other entity, such transaction shall not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Unless otherwise from time to time required by law, or as otherwise indicated in the applicable prospectus supplement, holders of our preferred shares will not have any voting rights.

Conversion Rights

The terms and conditions, if any, upon which our preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code, during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any series of our preferred shares. Therefore, the applicable amendment or annex to our declaration of trust designating the terms of a series of preferred shares may contain provisions restricting the ownership and transfer of such preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to the preferred shares being offered thereby. See “Terms of Our Series B-1 Preferred Stock—Restrictions on Ownership .”

Transfer Agent

The transfer agent and registrar for our Series B-1 Preferred Shares is National City Bank. The transfer agent and registrar for our other series of preferred shares will be set forth in the applicable prospectus supplement.

Terms of Our Series B-1 Preferred Shares

General

In February and June 2005 we issued a total of 4,000,000 of our Series B-1 Preferred Shares and there are currently outstanding 1,396,000 Series B-1 Preferred Shares. The Series B-1 Preferred Shares are not listed for trading on any securities exchange or national quotation market. The following description sets forth certain general terms and provisions of the Series B-1 Preferred Shares. The statements below describing the Series B-1 Preferred Shares do not purport to be complete and are in all respects subject to, and qualified in their entirety by reference to, the respective terms and provisions of the certificate of designations authorizing the Series B-1 Preferred Shares, our declaration of trust and our bylaws. Each Series B-1 Preferred Share has a $25.00 liquidation preference.

Rank

Our Series B-1 Preferred Shares are senior to our common shares and other equity securities as to the payment of dividends and distributions of assets on liquidation, dissolution or winding up. We refer below to all shares ranking on a parity with our Series B-1 Preferred Shares as parity shares and all shares ranking junior to our Series B-1 Preferred Shares as junior shares.

Distributions

Holders of our Series B-1 Preferred Shares are entitled to receive, when, as and if declared by our Board of Trustees, out of funds legally available for the payment of distributions, cumulative preferential cash distributions in an amount per share equal to the greater of $1.625 per share per annum which is equivalent to 6.5% of the liquidation preference per annum, or the cash distributions on our common shares into which a Series B-1 Preferred Share is convertible.

If we fail to redeem Series B-1 Preferred Shares as described under “Redemption” below, then dividends will thereafter accrue on Series B-1 Preferred Shares at a rate 250 basis points higher than the distribution rate described above. Once we are again in compliance with our applicable obligations, the dividend rate will revert back to the rate described above.

Distributions on our Series B-1 Preferred Shares accrue whether or not we have earnings, whether or not there are funds legally available for the payment of distributions and whether or not distributions are declared. Accrued but unpaid distributions on our Series B-1 Preferred Shares do not bear interest. Holders of the Series B-1 Preferred Shares are not entitled to any distributions in excess of full cumulative distributions as described above.

Unless full cumulative distributions on our Series B-1 Preferred Shares have been declared and paid or declared and an amount set apart for payment for all past distribution periods and the then current distribution period, no distributions, other than in common shares or other junior shares, will be declared or paid or set aside for payment upon the common shares or any other junior shares, nor will any common shares or any other junior shares be redeemed, purchased or otherwise acquired for any consideration, or any money paid for a sinking fund for the redemption of any such shares.

When distributions are not paid in full or set apart for payment on the Series B-1 Preferred Shares and any parity shares, all distributions declared on Series B-1 Preferred Shares and any parity shares will be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B-1 Preferred Shares and unaccumulated and unpaid on such parity shares.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series B-1 Preferred Shares will be entitled to receive their liquidation preference before any distribution or payment is made to the holders of any junior shares. The liquidation preference is $25.00 per share, plus an amount equal to all accrued and unpaid distributions. After payment of the liquidation preference, the holders of Series B-1 Preferred Shares will have no right to any of our remaining assets.

If liquidating distributions have been made in full to all holders of Series B-1 Preferred Shares and all other parity shares, our remaining assets will be distributed among the holders of any other classes of junior shares, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other entity, the sale, lease or conveyance of all or substantially all of our property or business or a statutory share exchange will not be deemed to constitute our liquidation, dissolution or winding up.

Redemption

All Series B-1 Preferred Shares that are outstanding on February 28, 2012 will be redeemed for their liquidation preference of $25.00 per share, plus all accrued and unpaid distributions.

In the event of a “compliance failure,” which we define below, each holder of Series B-1 Preferred Shares will have the right to require us to redeem all or any portion of their Series B-1 Preferred Shares at a price per share equal to 125% of the liquidation preference of such Series B-1 Preferred Shares:

The occurrence of any of the following events will be considered a “compliance failure”:

(1) the sale, lease or conveyance to a third party of substantially all our assets, our consolidation or merger with or into another entity if the holders of our voting securities do not hold a majority of the voting securities of the surviving entity or if Michael Ashner, our chief executive officer, does not continue to serve as chief executive officer or of the surviving entity, or the sale in a single transaction or series of related transactions of a majority of our issued and outstanding common shares;

(2) the departure or termination, whether voluntarily or involuntarily, of Michael Ashner, other than in the event of his death or disability, or a breach by Mr. Ashner of his services agreement with us;

(3) any delay in the audit of our consolidated annual financial statements for a given fiscal year for more than 180 calendar days after the end of such fiscal year;

(4) our failure to file reports or forms required under the Sarbanes-Oxley Act of 2002; and

(5) our failure to quality as a REIT or the delisting or our common shares by the NYSE.

We refer to the events described above in clause (1) as a “change of control.” If a change of control takes place within 12 months after the death or disability of Michael Ashner, then each holder of Series B-1 Preferred Shares will also have the right to require us to redeem their Series B-1 Preferred Shares at 100% or their liquidation preference.

Voting Rights

Except as indicated below, or except as otherwise from time to time required by applicable law, the holders of Series B-1 Preferred Shares have no voting rights.

So long as at least 1,000,000 of the Series B-1 Preferred Shares are outstanding, the holders of Series B-1 Preferred Shares will be entitled to elect one trustee to serve on the Board of Trustees. Any trustee proposed to be elected by the holders of Series B-1 Preferred Shares must meet the requirements of the NYSE for independent directors.

Upon the occurrence of a “governance default,” which we define below, our Board of Trustees will be increased and the holders of Series B-1 Preferred Shares, voting as a class, will be entitled to elect additional trustees, such that the number of trustees elected by the holders of Series B-1 Preferred Shares upon the occurrence of a governance default will equal one-third of the total number of trustees. The additional trustees elected upon a governance default will serve for so long as the governance default continues. A “governance default” will have occurred if (i) we fail to declare and pay dividends on the Series B-1 Preferred Shares following payment of dividends on common shares, (ii) we default on our obligations under certain agreements we entered into with the original holders of Series B-1 Preferred Shares (see “Agreements with Initial Holders of Series B-1 Preferred Shares” below),

(iii) we fail to effect any required redemption of our Series B-1 Preferred Shares (see “Redemption,” above) or (iv) the aggregate fair market value of our common shares falls below $71,200,000.

The approval of two-thirds of the outstanding Series B-1 Preferred Shares, voting as a single class, is required in order to:

•	amend our declaration of trust, bylaws or the Series B-1 Preferred Shares certificate of designations to adversely affect the rights, preferences or voting power of the holders of the Series B-1 Preferred Shares;

•	enter into a share exchange that affects the Series B-1 Preferred Shares, permit us to consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case each Series B-1 Preferred Share remains outstanding without any adverse change to its terms and rights or is converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption identical to that of a Series B-1 Preferred Share except for changes that do not adversely affect the holders of the Series B-1 Preferred Shares;

•	authorize, reclassify, create or increase the authorized amount of any class of shares of beneficial interest having rights senior to or pari passu with the Series B-1 Preferred Shares as to distributions or in the distribution of assets. However, we may create additional classes of shares ranking junior to the Series B-1 Preferred Shares as to distributions or in the distribution of assets, increase the authorized number of junior shares and issue additional series of junior shares without the consent of any holder of Series B-1 Preferred Shares;

•	take any action that would substantially alter our business; or

•	redeem or purchase common shares, parity shares or junior shares other than certain purchases of Series B-1 Preferred Shares or purchases of common shares in any dividend period at an aggregate purchase price, which when added to the distributions paid on our common shares for such dividend period, does not exceed the sum of the amount paid to purchase common shares and the amount paid as distributions on the common shares for the immediately preceding dividend period. Any purchase of Series B-1 Preferred Shares must be made in an offer to all holders of those shares if the purchase is made at a time when the share issuable on conversion of those shares have not been registered under the Securities Act of 1933.

In the event of a change of control referred to above under “—Redemption” or in the event of a vote of holders of common shares on a matter that relates to the potential dilution of the Series B-1 Preferred Shares, or in the event that we propose to issue common shares and a vote of the holders of common shares is required under applicable law to effect such issuance, the Series B-1 Preferred Shares will have the right to vote with the common shares as a class on all matters on which a vote of common shares is taken, with each holder of Series B-1 Preferred Shares entitled to one vote for every common share issuable upon conversion of such holder’s Series B-1 Preferred Shares.

Conversion Rights

Our Series B-1 Preferred Shares are convertible, in whole or in part, at any time, unless previously redeemed, at the option of the holders, into common shares at a conversion price of $22.50 per common share which means that 1.111 common shares would be issuable for each Series B-1 Preferred Share. This conversion price is subject to adjustment as described below. See “—Conversion Price Adjustments.” The right to convert Series B-1 Preferred Shares called for redemption will terminate at the close of business on the redemption date for such Series B-1 Preferred Shares.

Conversion Price Adjustments

The conversion price is subject to adjustment upon certain events, including:

•	distributions payable in common shares;

•	the issuance to all holders of common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per common share which, as defined, includes an adjustment for underwriting commissions avoided in rights offerings to shareholders;

•	subdivisions, combinations and reclassifications of common shares;

•	distributions to all holders of common shares of any of our capital stock, other than common shares, evidences of our indebtedness or assets, including securities, but excluding cash dividends required in order to satisfy distribution requirements to maintain our status as a REIT under Section 856 of the Code, and those rights, warrants and distributions referred to above;

•	payment in respect of a tender or exchange offer made by us or any subsidiary of ours for common shares if the cash and value of any other consideration included in such payment per common share as determined by our Board of Trustees exceeds the current market price per common share on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer; and

•	below market issuances of common shares or securities convertible into common shares other than pursuant to certain firm commitment underwritten public offerings.

However, no adjustment to the conversion price will be made on account of (i) issuances of common shares pursuant to dividend reinvestment plans, (ii) issuances of common shares upon exercise of stock options granted under certain equity compensation plans, (iii) issuances of common shares as consideration for our acquisition of real property, real estate related assets or a business, (iv) issuances of common shares in redemption of units in our operating partnership, (v) issuances of common shares upon exercise of convertible securities that were outstanding on the date the Series B-1 Preferred Shares were issued, or (vi) issuances of common shares upon conversion of Series B-1 Preferred Shares.

Mandatory Conversion

We can require holders of Series B-1 Preferred Shares to convert their Series B-1 Preferred Shares into common shares if (i) the market price for common shares for any consecutive 20 trading-day period beginning with the date we mail the mandatory conversion notice and ending on the 25th trading day following our mailing of the mandatory conversion notice equals or exceeds 125% of the conversion price and (ii) there exists at such time a currently effective registration statement covering the resale of common shares issuable upon conversion of Series B-1 Preferred Shares.

Restrictions on Ownership

The certificate of designations contains certain provisions restricting the amount of our equity securities that any holder of Series B-1 Preferred Shares can own in the aggregate and restricting certain transfers of our equity securities by holders of Series B-1 Preferred Shares. The purpose of these provisions is to protect and preserve our REIT status.

In addition, with limited exceptions, no person or persons acting as a group may beneficially own more than 9.8% of our common shares, which limitation is applied by assuming that all convertible securities, such as the Series B-1 Preferred Shares, owned by such person or group of persons have been converted.

Agreements with Initial Holders of Series B-1 Preferred Shares

At the time of our initial issuance of Series B-1 Preferred Shares we entered into an Investor Rights Agreement and a Registration Rights Agreement with the initial investors in Series B-1 Preferred Shares. The Investor Rights Agreement grants the investors preemptive rights with respect to future issuances of our securities, a co-investment right enabling them to participate in certain future investments we make, tag-along rights, drag-along rights in the event of a sale of substantially all of our securities and certain other rights. The Registration Rights Agreement required us to register the resale of the common shares issuable upon conversion of the Series B-1 Preferred Shares on or before February 28, 2007 (which we have done pursuant to separate registration statements) and permits the investors to participate in certain of our registered offerings.

DESCRIPTION OF RIGHTS

We may issue subscription rights to our shareholders for the purchase of our common shares. When we issue subscription rights, we will describe the specific terms of the rights in the applicable supplement to this prospectus. The rights certificates relating to each series of subscription rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

Each right will entitle the holder of rights to purchase our common shares at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the right provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as provided in the applicable prospectus supplement. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Terms

The applicable prospectus supplement will describe the terms of the subscription rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of our common shares purchasable upon exercise of the rights;

•	the aggregate number of rights issued;

•	the subscription price;

•	the commencement date and the expiration date of the offering period of the rights and the terms under which the offering period may be extended by us;

•	the date, if any, on and after which the rights will be separately transferable;

•	how holders of rights may subscribe to purchase our common shares;

•	a discussion of any material United States federal income tax considerations applicable to an investment in the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF OUR DEBT SECURITIES

We will issue our debt securities under one or more separate indentures between us and a trustee that we will name in the applicable supplement to this prospectus. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus is a part. Following its execution, the indenture will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

The following summary describes certain material terms and provisions of the indenture and our debt securities. This summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in the applicable supplement to this prospectus. You should read the indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. For information on incorporation by reference, and how to obtain a copy of the indenture, see the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE”.

General

The debt securities will be our direct obligations and may be secured or unsecured and may be either senior debt securities, which we refer to as “senior securities” or subordinated debt securities, which we refer to as “subordinated securities.” The debt securities will be issued under one or more indentures in the form of indenture filed as an exhibit to the Registration Statement of which this prospectus is a part. As provided in the form of indenture, the specific terms of any debt security issued pursuant to an indenture will be set forth in one or more supplemental indentures, each dated as of a date of or prior to the issuance of the debt securities to which it relates. Senior securities and subordinated securities may be issued pursuant to separate indentures, in each case between us and a trustee, which may be the same trustee, subject to such amendments or supplements as may be adopted from time to time. We refer to these indentures as “senior indentures” and “subordinated indentures,” respectively, and to any such trustee, an “indenture trustee.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the indentures are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the indentures and such debt securities.

Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable indenture.

Terms

The indebtedness represented by the senior securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt as described under “—Subordination.” The particular terms of the debt securities offered by a prospectus supplement will be described in the applicable prospectus supplement, along with any applicable federal income tax considerations unique to such debt securities. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both the prospectus supplement relating thereto and the description of the debt securities set forth in this prospectus.

Except as set forth in any prospectus supplement, the debt securities may be issued without limits as to aggregate principal amount, in one or more series, in each case as established by us from time to time or as set forth in the applicable indenture or in one or more supplemental indentures. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The form of indenture provides that we may, but need not, designate more than one indenture trustee thereunder, each with respect to one or more series of debt securities. Any indenture trustee under an indenture may resign or be removed with respect to one or more series of debt securities and a successor indenture trustee may be appointed to act with respect to such series. If two or more persons are acting as indenture trustee with respect to different series of debt securities, each such indenture trustee will be an indenture trustee of a trust under the applicable indenture separate and apart from the trust administered by any other indenture trustee, and, except as otherwise indicated herein, any action described herein to be taken by each indenture trustee may be taken by each such indenture trustee with respect to, and only with respect to, the one or more series of debt securities for which it is indenture trustee under the applicable indenture.

The following summaries set forth certain general terms and provisions of the indentures and the debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of such debt securities, including the following specific terms:

(1) The title of such debt securities and whether such debt securities are secured or unsecured or senior securities or subordinated securities;

(2) The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3) The price, expressed as a percentage of the principal amount thereof, at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into common shares or preferred shares, or the method by which any such portion shall be determined;

(4) If convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the common shares or preferred shares receivable on conversion;

(5) The date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

(6) The rate or rates, which may be fixed or variable, or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

(7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8) The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to us with respect to such debt securities and the applicable indenture may be served;

(9) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

(10) Our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

(11) If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13) Whether such debt securities will be issued in certificated or book-entry form and, if so, the identity of the depository for such debt securities;

(14) Whether such debt securities will be in registered or bearer form or both and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

(15) The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification thereof;

(16) Whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

(17) Any deletions from, modifications of or additions to the events of default to our covenants, to the extent different from those described herein or set forth in the applicable indenture with respect to such debt securities, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

(18) The provisions, if any, relating to the security provided for such debt securities; and

(19) Any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

If so provided in the applicable prospectus supplement, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We refer to such securities as “original issue discount securities.” In such cases, any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement, neither the debt securities nor the indenture will contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control, regardless of whether such indebtedness, transaction or change of control is initiated or supported by us, any affiliate of ours or any other party. However, certain restrictions on ownership and transfers of our common shares and preferred shares are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See, the RISK FACTOR entitled “Ownership Limitations in Our Bylaws May Adversely Affect the Market Price of Our Common Shares,” “DESCRIPTION OF OUR COMMON SHARES — Restriction

on Size of Holdings,” and “TERMS OF OUR PREFERRED SHARES — Restrictions on Ownership,” for more information. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable indenture trustee, the address of which will be stated in the applicable prospectus supplement; provided, however, that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the corporate trust office of the applicable indenture trustee or at the office of any transfer agent designated by us for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable indenture trustee or at the office of any transfer agent designated by us for such purpose. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable indenture trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable indenture trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any indenture trustee will be required (i) to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; (ii) to register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or (iii) to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures will provide that we may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, is organized under the laws of any domestic jurisdiction and assumes our obligations to pay principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or any subsidiary as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officers’ certificate and legal opinion covering such conditions shall be delivered to each indenture trustee.

Certain Covenants

Existence.  Except as permitted under “—Merger, Consolidation or Sale of Assets,” the indentures will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by declaration of trust, by-laws and statute) and franchises; provided, however, that we will not be required to preserve any right or franchise if our Board of Trustees determines that the preservation thereof is no longer desirable in the conduct of our business by appropriate proceedings.

Maintenance of Properties.  The indentures will require us to cause all of our material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing of our properties for value in the ordinary course of business.

Insurance.  The indentures will require us to cause each of our insurable properties to be insured against loss or damage with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service, in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims.  The indentures will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or that of any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Provision of Financial Information.  Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the indentures will require us, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Commission if we were so subject, (i) to file with the applicable indenture trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934 if we were subject to such Sections and (ii) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional Covenants.  Any of our additional covenants with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, each indenture will provide that the following events are “Events of Default” with respect to any series of debt securities issued thereunder (i) default for 30 days in the payment of any installment of interest on any debt security of such series; (ii) default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity; (iii) default in making any sinking fund payment as required for any debt security of such series; (iv) default in the performance or breach of any other covenant or warranty of ours contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $30,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $30,000,000, whether such indebtedness exists on the date of such indenture or shall thereafter be created, with such obligations being accelerated and not rescinded or annulled; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee and (vii) any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable indenture trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable indenture trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable indenture trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) we shall have deposited with the applicable indenture trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities than outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable indenture trustee and (ii) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture. The indentures will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any debt security of such series or (y) in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

The indentures will require each indenture trustee to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that the indenture trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect to any debt security of such series) if specified responsible officers of such indenture trustee consider such withholding to be in the interest of such holders.

The indentures will provide that no holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable indenture trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

The indentures will provide that, subject to provisions in each indenture relating to its duties in case of default, an indenture trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the indenture trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or of exercising any trust or power conferred upon such indenture trustee. However, an indenture trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such indenture trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within 120 days after the close of each fiscal year, we will be required to deliver to each indenture trustee a certificate, signed by one of several specified officers of ours, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of an indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such debt security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such debt security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security; (v) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive covenants of the applicable indenture.

Modifications and amendments of an indenture will be permitted to be made by us and the respective indenture trustee thereunder without the consent of any holder of debt securities for any of the following purposes: (i) to evidence the succession of another person to us as obligor under such indenture; (ii) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture; (iii) to add events of default for the benefit of the holders of all or any series of debt securities; (iv) to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form; provided that such action shall not adversely affect the interest of the holders of the debt securities of any series in any material respect; (v) to change or eliminate any provisions of an indenture; provided that any such change or elimination shall be effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the debt securities; (vii) to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of such debt securities into common shares or preferred shares; (viii) to provide for the acceptance of appointment by a successor indenture trustee or facilitate the administration of the trusts under an indenture by more than one indenture trustee; (ix) to cure any ambiguity, defect or inconsistency in an indenture; provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; or (x) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities; provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

The indentures will provide that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, (i) the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof (ii) the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt securities of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such indenture, and (iv) debt securities owned by us or any other obligor upon the debt securities or an affiliate of ours or of such other obligor shall be disregarded.

The indentures will contain provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the applicable indenture trustee, and also, upon our request or the request of holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of an indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt (as defined below), but our obligation to make payments of the principal of and interest on such subordinated securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of our senior indebtedness. As a result of these subordination provisions in the event of a distribution of assets upon insolvency, holders of subordinated indebtedness may recover less, ratably, than our senior creditors.

“Senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed: (i) our indebtedness for money borrowed or represented by purchase-money obligations, (ii) our indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (iii) our obligations as lessee under leases of property either made as part of any sale and leaseback transaction to which we are a party or otherwise, (iv) indebtedness of partnerships and joint ventures which is included in our consolidated financial statements, (v) indebtedness obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire, and (vi) any binding commitment of the real estate investment, in each case other than (a) any such indebtedness, obligation or liability referred to in the preceding clause as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated securities or ranks pari passu with the subordinated securities, (b) any such indebtedness obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated securities are subordinated, and (c) the subordinated securities. There will not be any restriction in any indenture relating to subordinated securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, we will be permitted, at our option, to discharge certain obligations to holders of any series of debt securities issued under any indenture that have not already been delivered to the applicable indenture trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable indenture trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

The indentures will provide that, unless otherwise indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust and, with respect to subordinated debt securities which are convertible or exchangeable, the right to convert or exchange) with respect to such debt securities (“defeasance”) or (ii) to be released from our obligations with respect to such debt securities under the applicable indenture (being the restrictions described under “—Certain Covenants”) or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities (“covenant defeasance”), in either case upon the irrevocable deposit by us with the applicable indenture trustee, in trust, of an amount in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust will only be permitted to be established if, among other things, we have delivered to the applicable indenture trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

“Government Obligations” means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (ii) a conversion event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. “Conversion Event” means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (c) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

If we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (iv) under “—Events of Default, Notice and Waiver” with respect to specified sections of an indenture (which sections would no longer be applicable to such debt securities) or described in clause (vii) under “—Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the applicable indenture trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common shares or preferred shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include whether such debt securities are convertible into common shares or preferred shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Payment

Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the indenture trustee, the address of which will be stated in the applicable prospectus supplement; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

All moneys paid by us to a paying agent or an indenture trustee for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of one year after such principal, premium or interest has become due and payable will be repaid to us and the holder of such debt security thereafter may look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of our common shares, preferred shares and fixed rate debt securities (that are not original issue discount or zero coupon debt securities) by persons who hold the securities as capital assets (within the meaning of section 1221 of the Code). It does not purport to address the federal income tax consequences applicable to all categories of holders, including holders subject to special treatment under federal income tax laws, such as insurance companies, regulated investment companies, tax-exempt organizations (except as discussed under “—Taxation of Holders of Common or Preferred Shares — Tax-Exempt Shareholders”) or dealers in securities. Except as discussed under “—Taxation of Holders of Common or Preferred Shares — Non-U.S. Shareholders” and “—Taxation of Holders of Fixed Rate Debt Securities — Non-U.S. Holders,” respectively, this summary does not address persons who are not U.S. Shareholders or U.S. Holders, respectively (each as defined herein).

This summary is based on current provisions of the Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities. All these authorities are subject to change, and any change may be effective retroactively. This summary is not tax advice, and is not intended as a substitute for careful tax planning. WE RECOMMEND THAT OUR INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF INVESTING IN OUR SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

General

In the opinion of Katten Muchin Rosenman LLP (“Katten Muchin”), commencing with our taxable year ended December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation, as described in this prospectus and as represented by us, will enable us to continue to meet the requirements for qualification and taxation as a REIT. Katten Muchin’s opinion is not binding on the Internal Revenue Service (“IRS”) or the courts. It is based on various assumptions relating to our organization and operation, including that we have operated and will continue to operate in the manner described in our organizational documents and this prospectus, and representations made by us concerning certain factual matters related to our organization and manner of operation. Our qualification and taxation as a REIT depends upon our ability to meet on a continuous basis, through actual annual operating results, (i) income and asset composition tests, (ii) specified distribution levels, (iii) diversity of beneficial ownership, and (iv) various other qualification tests (discussed below) imposed by the Code. Katten Muchin has not reviewed and will not monitor our ongoing compliance with these tests, and expresses no opinion concerning whether we actually have satisfied or will satisfy these tests on a continuous basis. No assurance can be given that we actually have satisfied or will satisfy such tests on a continuous basis. Our failure to qualify as a REIT in prior years could adversely affect Katten Muchin’s opinion and our eligibility for REIT status for our taxable year ended December 31, 2004 and subsequent years. (See “—Failure to Qualify,” below.)

The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions are technical and complex.

In general, if we qualify as a REIT, we will not be subject to federal corporate income taxes on the net income that we distribute currently to our shareholders. This treatment substantially eliminates the “double taxation” (taxation at both the corporation and shareholder levels) that generally results from an investment in stock of a “C” corporation (that is, a corporation generally subject to the full corporate-level tax). We will, however, still be subject to federal income and excise tax in certain circumstances, including the following:

•	we will be taxed at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains;

•	we may be subject to the “alternative minimum tax” on our undistributed items of tax preference;

•	if we have (i) net income from the sale or other disposition of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, then we will be subject to tax on that income at the highest corporate rate. In general, “foreclosure property” is any property we acquire by foreclosure (or otherwise) on default of a lease of such property or a loan secured by such property;

•	if we have net income from prohibited transactions, such income will be subject to a 100% tax. In general, “prohibited transactions” are sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business;

•	if we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), then we will be subject to tax at the highest regular corporate tax rate to the extent that such income is allocable to specified types of shareholders known as “disqualified organizations” (generally, tax-exempt entities, such as government pension plans, that are not subject to unrelated business income tax). See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•	if we fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below), but preserve our qualification as a REIT by satisfying certain other requirements, then we will be subject to a 100% tax on the product of (a) the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability;

•	if we fail to distribute for each calendar year at least the sum of (i) 85% of our REIT ordinary income, (ii) 95% of our REIT capital gain net income, and (iii) any undistributed taxable income from prior years, then we will be subject to a 4% excise tax on the excess of the required distributions over the actual distributions;

•	if we acquire any asset from a “C” corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and if we recognize gain on the disposition of such asset during the ten-year period beginning on the date we acquire the asset, then the asset’s “built-in” gain (the excess of the asset’s fair market value at the time we acquired it over the asset’s adjusted basis at that time) will be subject to tax at the highest regular corporate rate;

•	we may elect to retain and pay income tax on some or all of our long-term capital gain, as described below;

•	if it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined below) on the basis of arm’s length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, then we will be subject to a tax equal to 100% of those amounts; and

•	we may be required to pay monetary penalties if we fail to satisfy certain requirements for REIT qualification as the price for maintaining our REIT status.

Requirements for Qualification

The Code defines a REIT as a corporation, trust, or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

•	the beneficial ownership of which is held by 100 or more persons;

•	no more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

•	that meets certain other tests, described below, regarding the composition of its income and assets; and

•	whose taxable year is the calendar year.

The first four requirements must be satisfied during the entire taxable year, and the fifth must be satisfied during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months). We will be treated as satisfying the sixth requirement for any taxable year for which we comply with the regulatory requirements to request information from our shareholders regarding their actual ownership of our shares and we do not know, or exercising reasonable due diligence would not have known, that we failed to satisfy such condition.

We intend to comply with Treasury regulations requiring us to ascertain the actual ownership of our outstanding shares. (Failure to do so will subject us to a fine.) In addition, certain restrictions on the transfer of our shares, imposed by our Declaration of Trust, are meant to help us continue to satisfy the fifth and sixth requirements for qualification described above.

Finally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

Income Tests.  To remain qualified as a REIT, we must satisfy two gross income tests in each taxable year. First, at least 75% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources such as rents from real property (as defined below), dividends and gain from the sale or disposition of shares in other REITs, interest on obligations secured by real property, and earnings from certain temporary investments. Second, at least 95% of our gross income (excluding gross income from “prohibited transactions”) must come from real estate sources and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents received by a REIT (which include charges for services customarily furnished or rendered in connection with real property and rent attributable to personal property leased in connection with real property) will generally qualify as “rents from real property,” subject to certain restrictions, including:

•	the amount of rent must not be based, in whole or in part, on the income or profits of any person (with an exception for rents based on fixed percentages of the tenant’s gross receipts or sales);

•	except for certain qualified lodging and healthcare facilities leased to a taxable REIT subsidiary (described below), the REIT (or a direct or indirect owner of 10% or more of the REIT) may not own (directly or constructively) 10% or more of the tenant (a “Related Party Tenant”);

•	the amount of rent attributable to personal property leased in connection with a lease of real property may not exceed 15% of the total rent received under the lease; and

•	the REIT generally may not operate or manage the property or furnish or render services to the tenants except through (i) a taxable REIT subsidiary (described below) or (2) an “independent contractor” that satisfies certain stock ownership restrictions, that is adequately compensated and from whom the REIT derives no income. We are not required to use a taxable REIT subsidiary or independent contractor to the extent that any service we provide is “usually or customarily rendered” in connection with the rental of space for occupancy only and is not considered “rendered to the tenants.”

If, for any taxable year, we fail to satisfy the 75% gross income test, the 95% gross income test, or both, we may nevertheless preserve our REIT status if we satisfy certain relief provisions under the Code. In general, relief will be available if (i) our failure to meet one or both of the gross income tests is due to reasonable cause rather than willful neglect and (ii) we attach a schedule to our federal corporate income tax return indicating the nature and amount of our non-qualifying income. However, it is impossible to state whether in all circumstances we would be entitled to the benefit of the relief provisions. As discussed above under “—General ,” even if we qualify for relief, a tax would be imposed with respect to the amount by which we fail the 75% gross income test or the 95% gross income test.

Asset Tests.  To maintain our qualification as a REIT we must also satisfy, at the close of each quarter of each taxable year, the following tests relating to the nature of our assets:

•	at least 75% of the value of our total assets must be represented by real estate assets, including (a) interests in real property and interests in obligations secured (or deemed, for these purposes, to be secured) by real property, (b) our proportionate share (determined in accordance with our capital interest) of real estate assets held by the operating partnership and any other partnership in which we are a partner, (c) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (that is, at least five-years) public debt offering, (d) stock in other REITs and (e) cash, cash items and federal government securities;

•	no more than 25% (20% for taxable years beginning before August 1, 2008) of the value of our total assets may be securities of one or more taxable REIT subsidiaries (described below); and

•	except for (a) securities in the 75% asset class, (b) securities in a taxable REIT subsidiary or qualified REIT subsidiary (defined below), and (c) certain partnership interests and debt obligations: (i) the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets; (ii) we may not own more than 10% of any one issuer’s outstanding voting securities; and (iii) we may not own more than 10% of the total value of any one issuer’s outstanding securities. However, if (i) the value of the assets causing us to violate the 5% or 10% tests does not exceed the lesser of (A) 1% of the value of our assets at the end of the quarter in which the violation occurs, or (B) $10,000,000, and (ii) we cure the violation by disposing of such assets within 6 months after the end of the quarter in which we identify the failure, then we will not lose our REIT status.

We currently hold assets (or provide services to tenants) through one or more taxable REIT subsidiaries. To treat a subsidiary as a taxable REIT subsidiary, we and the subsidiary must make a joint election by filing a Form 8875 with the IRS. A taxable REIT subsidiary pays tax at regular corporate rates on its earnings, but such earnings may include types of income that might jeopardize our REIT status if earned by us directly. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, the Code imposes on us a tax equal to 100% of certain items of income and expense that are not allocated between us and the taxable REIT subsidiary at arm’s length. The 100% tax is also imposed to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate.

We may also hold assets through one or more corporate subsidiaries that satisfy the requirements to be treated as “qualified REIT subsidiaries.” A qualified REIT subsidiary is disregarded for federal income tax purposes, which means, among other things, that for purposes of applying the gross income and assets tests, all assets, liabilities and items of income, deduction and credit of the subsidiary will be treated as ours. A subsidiary is a qualified REIT subsidiary if we own all the stock of the subsidiary (and no election is made to treat the subsidiary as a taxable REIT subsidiary). We may also hold assets through other entities that may be disregarded for federal income tax purposes, such as one or more limited liability companies in which we are the only member.

If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share (based on its share of partnership capital) of the assets of the partnership and will be deemed to earn its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including satisfying the gross income tests and the asset tests. Thus, our proportionate share (based on our share of partnership capital) of the assets, liabilities and items of income of any partnership in which we are a partner, including the operating partnership, will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. Actions taken by partnerships in which we own an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions (described above).

If we satisfy the asset tests at the close of any quarter, we will not lose our REIT status if we fail to satisfy the asset tests at the end of a later quarter solely because of changes in asset values. If our failure to satisfy the asset tests results, either in whole or in part, from an acquisition of securities or other property during a quarter, the failure can be cured by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. In some instances, however, we may be compelled to dispose of assets that we would prefer to retain.

If we were to fail to satisfy the asset tests at the end of any quarter and the relief provisions discussed earlier do not apply, then we will still maintain our REIT status provided (i) our failure to satisfy the relevant asset test was due to reasonable cause and was not due to willful neglect, (ii) we file a schedule with the IRS describing the assets causing the violation, (iii) we cure the violation by disposing of the assets within 6 months after the end of the quarter in which we identify the failure, and (iv) we pay a penalty tax of the greater of (A) $50,000 or (B) the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure.

Annual Distribution Requirements.  To qualify as a REIT, we must also distribute to our shareholders, dividends (other than capital gain dividends) in an amount at least equal to (i) the sum of (A) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our “net capital gain”) plus (B) 90% of our after-tax net income (if any) from foreclosure property, minus (ii) the sum of certain items of non-cash income (including, among other things, cancellation of indebtedness income and original issue discount). In general, the distributions must be paid during the taxable year to which they relate. We may also satisfy the distribution requirements with respect to a particular year provided we (1) declare a sufficient dividend before timely filing our tax return for that year and (2) pay the dividend within the 12-month period following the close of the year, and on or before the date of the first regular dividend payment after such declaration.

To the extent we fail to distribute 100% of our net capital gain, or we distribute at least 90% but less than 100% of our “REIT taxable income” (as adjusted), we will be subject to tax at regular corporate rates on the undistributed amounts. Furthermore, if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed.

As of December 31, 2008, we had approximately $22 million of net operating loss carryforwards (expiring from 2021 through 2023)] that may be available to reduce the amounts that we are required to distribute in order to maintain our REIT status and avoid entity-level taxes. Our ability to utilize these carryforwards is subject to an annual limitation (pursuant to the provisions of Section 382 of the Code) that we have currently estimated at $6.9 million. Any adjustments made to the amount of our taxable income in prior years or a determination that we did not qualify as a REIT in one or more years in which we generated the losses being carried forward could reduce or otherwise affect the amount of our loss carryforwards or our ability to deduct them from our REIT taxable income.

Dividends declared by us in October, November or December of any calendar year and payable to shareholders of record on a specified date in such month, are treated as paid by us and as received by our shareholders on the last day of the calendar year (including for excise tax purposes), provided we actually pay the dividends no later than in January of the following calendar year.

We intend to make timely distributions sufficient to meet the annual distribution requirements. It is possible that from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. The shortfall may, for example, be due to differences between the time we actually receive income or pay an expense, and the time we must include the income or may deduct the expense for purposes of calculating our REIT taxable income. As a further example, the shortfall may be due to an excess of non-deductible cash outlays such as principal payments on debt and capital expenditures, over non-cash deductions such as depreciation. In such instances, we may arrange for short-term or long-term borrowings so that we can pay the required dividends and meet the 90% distribution requirement.

Under certain circumstances, if we fail to meet the distribution requirement for a taxable year, we may correct the situation by paying “deficiency dividends” to our shareholders in a later year. By paying the deficiency dividend, we may increase our dividends paid deduction for the earlier year, thereby reducing our REIT taxable income for the earlier year. However, if we pay a deficiency dividend, we will have to pay to the IRS interest based on the amount and timing of any deduction taken for such dividend.

Failure to Qualify.  Beginning with our 2005 taxable year, if we would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above (other than an asset or income test violation for which one of the relief provisions described earlier is available), then our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for each violation.

If we fail to qualify for taxation as REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we do not qualify will not be deductible by us, nor will they be required to be made. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which our qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Accordingly, our failure to qualify as a REIT for a prior taxable year could adversely affect our qualification as a REIT for the current or subsequent taxable years, even if we otherwise satisfy the REIT requirements for the current or subsequent taxable years.

For any year in which we fail to qualify as a REIT, any distributions that we make generally will be taxable to our shareholders as ordinary income to the extent of our current or accumulated earnings and profits. Subject to certain limitations in the Code, corporate shareholders receiving such distributions may be eligible to claim the dividends received deduction, and such distributions made to non-corporate shareholders may qualify for preferential rates of taxation.

Taxable Mortgage Pools and Excess Inclusion Income.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. We have made and in the future expect to make investments or enter into financing and securitization arrangements that may give rise to our owning a direct or indirect interest in a TMP, with the consequences described below.

A TMP ordinarily is treated as a taxable corporation for U.S. federal income tax purposes. However, a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT that is a TMP, is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Instead, a portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, may be “excess inclusion income.” Excess inclusion income must be allocated among the REIT’s shareholders in proportion to the dividends paid to them. A shareholder’s share of excess inclusion income (i) may not be offset by any net operating losses otherwise available to the shareholder, (ii) is subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) is subject to a U.S. federal withholding tax of 30% without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. See “Taxation of Holders of Common or Preferred Shares — Non-U.S. Shareholders” below. To the extent that excess inclusion income is allocated from a TMP to a tax-exempt shareholder that is not subject to unrelated business income tax (such as government entities) or to certain foreign shareholders, the REIT is subject to tax on this income at the highest applicable corporate tax rate (currently 35%).

Taxation of Holders of Common or Preferred Shares

U.S. Shareholders

As used in this section, the term “U.S. Shareholder” means a holder of common shares or preferred shares who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income taxation regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust.

Dividends.  As long as we qualify as a REIT, distributions that are made to our taxable U.S. Shareholders out of current or accumulated earnings and profits (and are not designated as capital gain dividends) will be taken into account by them as ordinary income. Such distributions will be ineligible for the corporate dividends received deduction, and except in circumstances that we do not expect to arise, also will not qualify for the lower rate applicable to qualifying dividends paid to non-corporate shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held our shares. Thus, with certain limitations, capital gain dividends received by a U.S. Shareholder who is an individual may be eligible for preferential rates of taxation. However, U.S. Shareholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income. We may elect to pay dividends partly in shares of our common stock, in which event a U.S. Shareholder generally will be taxable on the value of our shares received as a dividend.

We may elect not to distribute part or all of our net long-term capital gain, and pay corporate tax on the undistributed amount. In that case, a U.S. Shareholder will (i) include in its income, as long-term capital gain, its proportionate share of the undistributed gain, and (ii) claim, as a refundable tax credit, its proportionate share of the taxes paid. In addition, a U.S. Shareholder will be entitled to increase its tax basis in our shares by an amount equal to its share of the undistributed gain reduced by its share of the corporate taxes paid by us on the undistributed gain. As discussed earlier (see “Requirements for Qualification — Annual Distribution Requirements”), we may pay certain dividends in January that will be taxable to shareholders as if paid in the immediately preceding calendar year.

Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares as to which the distributions were made, and will reduce the adjusted basis of the shareholder’s shares. To the extent these distributions exceed the shareholder’s adjusted basis in its shares, the distributions will be included in the shareholder’s income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less).

Earnings and profits are allocated to distributions with respect to preferred stock before they are allocated to distributions with respect to common stock. Therefore, depending on our earnings and profits, distributions with respect to our preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis.

Shareholders may not claim our net operating losses or net capital losses (if any) on their individual income tax returns. Distributions with respect to, and gain from the disposition of, our shares will be treated as “portfolio income” and, therefore, U.S. Shareholders that are subject to the passive activity loss limitations will be unable to claim passive activity losses against such income.

Sale of Shares.  When a U.S. Shareholder sells or otherwise disposes of our shares, the shareholder will recognize capital gain or capital loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the shareholder’s adjusted tax basis in the shares for tax purposes. The gain or loss will be long-term gain or loss if the U.S. Shareholder has held the shares for more than one year. Long-term capital gain of a non-corporate U.S. Shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. Shareholder on a disposition of shares that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent the shareholder received distributions from us that were treated as long-term capital gains. Capital losses generally are deductible only to the extent of a U.S. Shareholder’s capital gain.

Backup Withholding.  We will report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. A U.S. Shareholder may be subject to backup withholding tax (currently at a rate of 28%) with respect to dividends paid unless the shareholder (i) is a corporation or comes within certain other exempt categories and, if required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. An individual U.S. Shareholder may satisfy these requirements by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Shareholders who do not provide us with their correct taxpayer identification numbers may be subject to penalties imposed by the IRS. Any amount withheld will be creditable against the U.S. Shareholder’s income tax liability.

Tax-Exempt Shareholders.  The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income (“UBTI”) if received by a tax-exempt entity. Based on that ruling, dividend income from our shares generally will not be UBTI to a tax-exempt U.S. Shareholder, provided that the shareholder has not held its shares as “debt financed property” within the meaning of the Code. Similarly, income from selling our shares generally will not constitute UBTI to a tax-exempt U.S. Shareholder unless the shareholder has held its shares as “debt financed property.”

Notwithstanding the above paragraph, tax-exempt U.S. Shareholders will be required to treat as UBTI any dividends paid by us that are allocable to our excess inclusion income, if any. (See “Taxable Mortgage Pools and Excess Inclusion Income” above.) Also, if we are a “pension-held REIT,” then any qualified pension trust that holds more than 10% of our stock will have to treat dividends paid by us as UBTI in the same proportion that our gross income would be UBTI. A qualified pension trust is any trust described in section 401(a) of the Code that is exempt from tax under section 501(a) of the Code. In general, we will be treated as a “pension-held REIT” only if both (a) we are predominantly owned by qualified pension trusts (that is, at least one qualified pension trust holds more than 25% of our shares, or one or more qualified pension trusts, each of which owns more than 10% of our shares, hold in the aggregate more than 50% of our shares) and (b) we would not qualify as a REIT if we had to treat our stock owned by a qualified pension trust as owned by an “individual” (instead of treating such stock as owned by the qualified pension trust’s multiple beneficiaries). As a result of certain limitations on the transfer and ownership of shares contained in the Declaration of Trust, we do not expect to be classified as a pension-held REIT.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7),(c)(9),(c)(17) and (c)(20), respectively, of the Code, are subject to different UBTI rules, which generally will require them to characterize our distributions as UBTI.

Non-U.S. Shareholders

The rules governing the U.S. federal income taxation of shareholders (which we call “non-U.S. Shareholders”) who or which are not subject to U.S. federal income taxation, are complex, and no attempt will be made herein to provide more than a limited summary of those rules. The discussion below assumes that the non-U.S. Shareholder’s investment in our shares is not effectively connected with a trade or business conducted in the United States by the non-U.S. Shareholder, or, if a tax treaty applies to the non-U.S. Shareholder, that its investment in our shares is not attributable to a United States permanent establishment maintained by the non-U.S. Shareholder. WE RECOMMEND THAT NON-U.S. SHAREHOLDERS CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS AND REPORTING REQUIREMENTS WITH REGARD TO AN INVESTMENT IN OUR SHARES.

Ordinary Dividends.  Distributions, other than capital gain dividends and distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests (discussed below), will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits. Such dividends paid to non-U.S. Shareholders will ordinarily be subject to a U.S. federal withholding tax of 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax rate. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary dividends paid to a non-U.S. Shareholder, unless we receive the requisite proof that (i) a lower treaty rate applies or (ii) the income is “effectively connected income.” A non-U.S. Shareholder claiming the benefit of a tax treaty may need to satisfy certification and other requirements, such as providing an IRS Form W-8BEN. A non-U.S. Shareholder who wishes to claim that distributions are effectively connected with a United States trade or business may need to satisfy certification and other requirements, such as providing IRS Form W-8ECI. Other requirements, such as providing an IRS Form W-8IMY, may apply to a non-U.S. Shareholder that is a financial intermediary or a foreign partnership.

Distributions in excess of our current and accumulated earnings and profits that are not treated as attributable to the gain from a disposition of U.S. real property will be treated as a non-taxable return of capital to a Non-U.S. Shareholder up to the amount of the non-U.S. Shareholder’s adjusted basis in its shares. To the extent that such distributions exceed the adjusted basis of a non-U.S. Shareholder’s shares, they will give rise to a U.S. tax liability only if the non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will exceed our current and accumulated earnings and profits, then the distribution will be subject to withholding at the rate applicable to ordinary dividends. However, the non-U.S. Shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution did, in fact, exceed our current and accumulated earnings and profits.

Capital Gain Dividends.  Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), gain from the sale or exchange of United States real property interests generally is taxable to non-U.S. persons as if such gain were effectively connected with a U.S. trade or business. However, capital gain dividends and dividends treated as attributable to the gain from a disposition of U.S. real property (collectively, “FIRPTA dividends”) paid by us to a non-U.S. Shareholder with respect to a class of our stock that is regularly traded on an established securities market generally will not be subject to FIRPTA if the non-U.S. Shareholder has not owned more than 5% of that class of stock at any time during the taxable year in which the dividend is received. Instead, such capital gain dividends will be treated the same as ordinary dividends, and therefore will be subject to a U.S. federal withholding tax of 30% unless reduced under an income tax treaty. Non-U.S. Shareholders that do not qualify for this exception will be taxed on our capital gain distributions at the same capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals), and we will be required to withhold U.S. tax equal to 35% from such distributions. The 35% tax withheld may be claimed by a non-U.S. Shareholder as a credit against its reported U.S. federal income tax liability. In addition to regular U.S. income tax, corporate non-U.S. Shareholders that do not qualify for the FIRPTA exception may be subject to a 30% branch profits tax on FIRPTA dividends unless the shareholder is entitled to treaty relief or other exemption.

Sales of Shares.  Gain recognized by a non-U.S. Shareholder upon a sale or exchange of our shares generally will not be taxed under FIRPTA provided we are a “domestically controlled REIT.” In general, we will qualify as a domestically controlled REIT if at all times during a designated testing period less than 50% in value of our shares are held (directly or indirectly) by foreign persons. We currently are a domestically controlled REIT. Gain not subject to FIRPTA nevertheless will be subject to a 30% U.S. tax if the non-U.S. Shareholder is an alien individual who is present in the United States for 183 days or more during the taxable year, and certain other requirements are met.

Although we anticipate that we continue to qualify as a domestically controlled REIT, because our shares will be publicly traded, no assurance can be given that we will continue to qualify. If we were not a domestically controlled REIT, then a non-U.S. Shareholder’s sale of the shares generally would not be subject to tax under FIRPTA if (a) the non-U.S. Shareholder’s shares of a class are regularly traded on an established securities market (such as the New York Stock Exchange) and (ii) the non-U.S. Shareholder has not owned more than 5% of the applicable class of our shares during a designated testing period. If gain on the sale of shares is subject to tax under FIRPTA, then a Non-U.S. Shareholder will be subject to income tax (but will not also be subject to a branch profits tax) as described above under “—Taxation of Holders of Common or Preferred Shares —Non-U.S. Shareholders —Capital Gain Dividends,” and the purchaser of such shares will be required to withhold 10% of the gross purchase price.

Federal Estate Taxes.  In general, if an individual who is not a citizen or resident (as defined in the Code) of the United States owns (or is treated as owning) our stock at the date of death, our stock will be included in the individual’s estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting.  Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. Shareholder, such Shareholder’s name and address, and the amount of tax withheld, if any. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. Shareholder may be subject to information reporting and backup withholding unless such Shareholder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. Shareholder is a United States person.

A non-U.S. Shareholder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its income tax liability by filing a refund claim with the IRS.

Other Tax Consequences

We and our shareholders may be subject to state or local taxation in various state and local jurisdictions, including those in which we or they transact business or reside. State and local tax laws may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Taxation of Holders of Fixed Rate Debt Securities

This section applies to holders of our fixed rate debt securities that are not original issue discount or zero coupon debt securities and are acquired in the initial offering at the offering price. Fixed rate debt securities purchased at a price other than the offering price may be subject to bond premium or market discount rules that are not discussed below.

The tax consequences of owning any securities that are floating rate or contingent interest debt securities, zero coupon debt securities, original issue debt securities or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

U.S. Holders

As used herein, a “U.S. Holder” is a beneficial owner of our fixed rate debt security (which we call a “note”) that comes within any of the categories of the definition of a “U.S. Shareholder” (see “—Taxation of Holders of Common or Preferred Shares —U.S. Shareholders” above).

Interest Income.  Payments of interest on our notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the holder’s regular method of U.S. income tax accounting).

Sale of Notes.  A U.S. Holder will generally recognize taxable gain or loss equal to the difference (if any) between the amount realized on the sale, exchange or other taxable disposition of our note (other than amounts attributable to accrued interest not already taken into income, which will be taxed as ordinary income) and the holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be the initial purchase price paid therefor. Gain or loss recognized on the sale of a note should be long-term capital gain or loss provided the U.S. Holder’s holding period for the note exceeds one year. Such gain may qualify for taxation at preferential rates in the case of a non-corporate U.S. Holder. The deduction of capital losses is subject to limitations, including that capital losses generally cannot be applied to offset ordinary income for U.S. federal income tax purposes.

Backup Withholding and Information Reporting.  A U.S. Holder will generally be subject to information reporting and may be subject, under certain circumstances, to backup withholding with respect to payments of interest on, or the gross proceeds from disposition of, our note. We will be required to withhold backup withholding tax (currently at a rate of 28%) if a U.S. Holder:

•	fails to furnish its social security or other taxpayer identification number (“TIN”) within a reasonable time after a request therefor;

•	furnishes an incorrect TIN;

•	fails to report interest or dividends properly; or

•	fails under certain circumstances to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that the holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are generally exempt from information reporting and backup withholding, including corporations and tax-exempt organizations. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

As used herein, a non-U.S. Holder is a beneficial owner of our note that comes within any of the categories of the definition of a “non-U.S. Shareholder” (see “—Taxation of Holders of Common or Preferred Shares —Non-U.S. Shareholders” above). The discussion below assumes that the

non-U.S. Holder’s investment in our notes is not effectively connected with a trade or business conducted in the United States by the non-U.S. Holder, or, if a tax treaty applies to the non-U.S. Holder, that its investment in our notes is not attributable to a United States permanent establishment maintained by the non-U.S. Holder.

Interest Income.  Generally, interest paid on our notes to a non-U.S. Holder will not be subject to U.S. federal withholding tax if the interest qualifies as “portfolio interest.” Interest paid on our note to a non-U.S. Holder will qualify as portfolio interest so long as the non-U.S. Holder:

•	does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of our voting stock, and is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•	certifies under penalties of perjury that it is not a U.S. person (such certification may be made on an IRS Form W-8BEN or suitable substitute form) and such certificate provides the holder’s name and address, or a financial institution holding the note on behalf of the non-U.S. Holder certifies, under penalties of perjury, that it has received such a certification from the non-U.S. Holder and furnishes a copy thereof.

The gross amount of interest payments to a non-U.S. Holder, including amounts paid on a sale of our notes that are attributable to accrued and unpaid interest, that do not qualify for the portfolio interest exception will be subject to U.S. withholding tax at the rate of 30% unless a U.S. income tax treaty applies to reduce or eliminate withholding. To claim the benefit of a tax treaty, the non-U.S. Holder must provide a properly completed and signed IRS Form W-8BEN prior to our payment of interest. This form must be periodically updated. A non-U.S. Holder that is claiming the benefits of a tax treaty may be required to obtain a U.S. TIN and provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale of Notes.  Subject to the discussion below concerning backup withholding, gain (if any) realized by a non-U.S. Holder on the sale, exchange or other taxable disposition of our note generally will not be subject to U.S. federal income or withholding tax unless, subject to certain exceptions, the holder is an individual who is present in the United States for 183 days or more (and certain other requirements are met) in the taxable year of the disposition.

U.S. Federal Estate Tax.  If a non-U.S. Holder is an individual and is not a resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death, our notes will generally not be subject to the U.S. federal estate tax unless at the time of the holder’s death the holder owns, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of our stock

Information Reporting and Backup Withholding.  Generally, we must report annually to the IRS and to a non-U.S. Holder, any interest payments that we make to the holder and the tax (if any) withheld from such payments. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

Information reporting will apply to proceeds of a sale of our notes within the United States or conducted through certain financial intermediaries unless the non-U.S. Holder provides the statement described under “—Taxation of Holders of Fixed Rate Debt Securities —Non-U.S. Holders —Interest Income” above (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or the non-U.S. Holder otherwise establishes an exemption.

Backup withholding will not apply to payments on our notes or to proceeds from a sale or disposition of our notes if a non-U.S. Holder makes the certification described under “—Taxation of

Holders of Fixed Rate Debt Securities —Non-U.S. Holders —Interest Income” above (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or the holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. A non-U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its U.S. income tax liability by filing a refund claim with the IRS.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from any sale of the securities by us for general corporate purposes, which may include the acquisition of additional investments, the repayment of outstanding indebtedness or the improvement of certain properties already in our portfolio.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	on The New York Stock Exchange or in any other securities market on which our common shares are then listed or traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of the securities we are offering hereunder.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of the securities. Underwriters may offer and sell common stock at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of the securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if any are purchased, which is known as a firm commitment offering.

Through Agents and Dealers

We will name any agent involved in a sale of the securities, as well as any commissions payable by us to such agent, in a prospectus supplement to the extent required. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities, we will sell our common shares to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers, and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers, and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers, and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended, or Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

We may indemnify underwriters, dealers, or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers, or agents may be required to make.

Some of the securities offered under this prospectus may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

Our common shares are listed and traded on the New York Stock Exchange.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED SHARE DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods indicated. To the extent the ratio indicates less than one-to-one coverage, the dollar amount of the deficiency is also listed.

	Six Months
	Ended
	June 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Ratio of Earnings to Fixed Charges	2.42	1.63	1.02	2.45	2.07	1.72
Deficiency (in 000s)	$—	$—	$—	$—	$—	$—
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	2.42	1.63	1.02	2.45	1.88	—
Deficiency (in 000s)	$—	$—	$—	$—	$—	$(120)

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by the sum of fixed charges and preferred share dividends. For these purposes, earnings consist of pre-tax income from continued operations plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including capitalized interest) and the amortization of debt issuance costs.

EXPERTS

The financial statements as of December 31, 2006 and for the year then ended before the effects of the adjustments to retrospectively apply the change in accounting resulting from the adoption of Statement of Financial Accounting Standards No. 160 (“SFAS 160”), “Non-controlling Interests in Consolidated Financial Statements, an amendment to ARB 51” as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company’s Common Shares of Beneficial Interest, (not separately included or incorporated by reference in the Prospectus) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The adjustments to those financial statements to retrospectively apply the change in accounting principle resulting from the adoption of SFAS 160 as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company’s Common Shares of Beneficial Interest have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The consolidated financial statements as of December 31, 2006 and for the year then ended incorporated in this prospectus by reference to the Current Report on Form 8-K dated August 27, 2009, have been so incorporated in reliance on the reports of (i) Deloitte & Touche LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the change in accounting resulting from the adoption of SFAS 160 as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company’s Common Shares of Beneficial Interest and (ii) PricewaterhouseCoopers LLP solely with respect to the adjustments to those financial statements to retrospectively apply the change in accounting resulting from the adoption of SFAS 160 as described in Note 2 and the adjustments to the 2006 earnings per share to retrospectively apply the effect of the reverse stock split of the Company’s Common Shares of Beneficial Interest, given on the authority of such firms as experts in auditing and accounting.

The financial statements as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 incorporated in this Prospectus by reference to Winthrop Realty Trust’s Current Report on Form 8-K dated August 27, 2009 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Winthrop Realty Trust as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Lex-Win Concord LLC incorporated in this Prospectus by reference to Winthrop Realty Trust’s Current Report on Form 8-K dated August 27, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On November 1, 2008, our auditors, Tauber & Balser, P.C., combined with, and changed their name to, Habif, Arogeti & Wynne, LLP. The financial statements of the Chicago Properties (our Marc Realty joint venture) as of and for the year ended December 31, 2007 incorporated in this prospectus by reference to Winthrop Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of Tauber & Balser, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered hereby, have been passed upon by Hahn Loeser & Parks LLP. Certain tax matters have been passed upon by Katten Muchin Rosenman LLP.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports and other information with the Securities and Exchange Commission. You can inspect and copy reports, proxy statements and other information filed by us at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can obtain copies of this material by mail from the Public Reference Room of the SEC at 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can also obtain such reports, proxy statements and other information from the web site that the SEC maintains at http://www.sec.gov.

Reports, proxy statements and other information concerning us may also be obtained electronically at our website, http://www.winthropreit.com, and through a variety of databases, including, among others, the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) program, Knight-Ridder Information Inc., Federal Filing/Dow Jones and Lexis/Nexis.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Annual Report on Form 10-K for the year ended December 31, 2008 (with respect to Items 6, 7, 7A and 8, as amended by the Current Report on Form 8-K filed on August 28, 2009);

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Current Reports on Form 8-K filed on September 25, 2009, August 28, 2009, August 7, 2009 (solely with respect to Item 8.01), July 15, 2009, June 4, 2009, May 8, 2009 (solely with respect to Item 8.01), April 21, 2009, March 6, 2009 (solely with respect to Items 1.01 and 8.01), February 13, 2009, and January 8, 2009; and

•	Our Definitive Proxy Statement on Schedule 14A dated April 21, 2009.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is commonly referred to as the Exchange Act, after the date of this prospectus and prior to the termination of the offering of all securities under this prospectus will also be deemed to be incorporated by reference into this prospectus and to be a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Beverly Bergman, Director of Investor Relations
Winthrop Realty Trust
7 Bulfinch Place, Suite 500
Boston, MA 02114
(617) 570-4614

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the shares offered by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.
The date of this prospectus is October 13, 2009.

           Shares

Winthrop Realty Trust

     % Series D Cumulative Redeemable Preferred Shares of Beneficial
Interest
(Liquidation Preference $25.00 per Share)

Prospectus Supplement
          , 2011

Barclays Capital

Stifel Nicolaus Weisel